Exhibit 10.1

EXECUTION COPY

9/28/2017

HONEYWELL CONFIDENTIAL

ASSET PURCHASE AND LICENSE AGREEMENT

BY AND BETWEEN

ASTRONOVA, INC.

AND

HONEYWELL INTERNATIONAL INC.

SEPTEMBER 28, 2017

License Agreement No. 2017-8072

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EXCHANGE COMMISSION. TRIPLE ASTERISKS [***] DENOTE OMISSIONS.

ARTICLE 1	PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES	1

1.1.	Purchase and Sale of Assets	1

1.2.	Retained Assets	3

1.3.	Assumed Liabilities	4

1.4.	Purchase Price	5

1.5.	Inventory Adjustment	9

ARTICLE 2	LICENSE	10

2.1.	Grant of License	10

2.2.	Confidentiality	13

2.3.	Records, Reports, and Right to Audit Purchaser’s Facilities	15

2.4.	Litigation	17

2.5.	License Term	18

ARTICLE 3	EFFECTIVE DATE; DELIVERIES	19

3.1.	Effective Date	19

3.2.	Deliveries	19

3.3.	Allocation of Purchase Price	20

ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF SELLER	20

4.1.	Corporate Status	20

4.2.	Authority	20

4.3.	No Conflict; Government Authorizations	21

4.4.	Legal Proceedings	21

4.5.	Assumed Contracts	22

4.6.	Taxes	22

4.7.	Personal Properties	22

4.8.	No Brokers	22

4.9.	Rights to Licensed Intellectual Property	22

4.10.	Disclaimer of Other Representations and Warranties	22

ARTICLE 5	REPRESENTATIONS AND WARRANTIES OF PURCHASER	23

5.1.	Corporate Status	23

5.2.	Authority	23

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5.3.	No Conflict; Required Filings	23

5.4.	Legal Proceedings	24

5.5.	Sufficient Funds	24

5.6.	No Reliance	24

5.7.	No Brokers	25

5.8.	Compliance with Laws	25

5.9.	Disclaimer of Other Representations and Warranties	25

ARTICLE 6	COVENANTS	25

6.1.	Confidentiality; Access to Information	25

6.2.	Publicity	26

6.3.	Further Action	26

6.4.	Expenses	27

6.5.	Payments Received	27

6.6.	Seller’s Marks	27

6.7.	Bulk Sales Laws	28

6.8.	Retention and Access to Records	28

6.9.	Insurance	28

6.10.	Noncompetition	28

ARTICLE 7	SURVIVAL; INDEMNIFICATION	30

7.1.	Survival of Representations, Warranties and Agreements	30

7.2.	Indemnification	30

7.3.	Indemnification Procedures	31

7.4.	Indemnification Limitations	33

7.5.	Effect of Knowledge on Indemnification	29

ARTICLE 8	MISCELLANEOUS	36

8.1.	Notices	36

8.2.	Certain Definitions; Interpretation	37

8.3.	Severability	40

8.4.	Entire Agreement; No Third-Party Beneficiaries	41

8.5.	Amendment; Waiver	41

8.6.	Binding Effect; Assignment	41

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8.7.	Governing Law	41

8.8.	Dispute Resolution; Mediation; Jurisdiction	41

8.9.	Construction	43

8.10.	Relationship of the Parties	43

8.11.	Counterparts	43

Index of Schedules, Exhibits and Disclosure Schedules

Schedules (attached to Asset Purchase and License Agreement)

Schedule 1.1(a)(i)	Assumed Contracts
Schedule 1.1(a)(ii)	Inventory
Schedule 1.1(a)(iii)	Equipment
Schedule 1.2(i)	Retained Contracts
Schedule 1.2(l)	Certain Retained Assets
Schedule 1.3(f)	Certain Assumed Liabilities
Schedule 1.4(c)(iii)	Royalty Report Format
Schedule 2.1(a)(i)	Licensed Products
Schedule 7.2(a)	Warranty Repair Terms
Schedule 8.2(a)(i)	Licensed Patents
Schedule 8.2(a)(ii)	Licensed Technology
Schedule 8.2(a)(iii)	Pre-Existing Agreements

Exhibits

Exhibit A	Bill of Sale, Assignment and Assumption Agreement
Exhibit B	Transition Services Agreement

Disclosure Schedules	(As provided on that certain Disclosure Schedules dated as of September 28, 2017; Attached to Asset Purchase and License Agreement)

Section 4.3(a)	No Conflict
Section 4.3(b)	Government Authorizations
Section 4.3(c)	Assumed Contracts with Anti-Assignment Provisions
Section 4.4	Legal Proceedings
Section 4.5	Surety Bond or Letter of Credit

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ASSET PURCHASE AND LICENSE AGREEMENT

THIS ASSET PURCHASE AND LICENSE AGREEMENT (this “Agreement”) is made this 28th day of September 2017, by and between AstroNova, Inc., a Rhode Island corporation, (“Purchaser”), and Honeywell International Inc., a Delaware corporation (“Seller” and together with the Purchaser, the “Parties” and each a “Party”).

WHEREAS, Seller is engaged in the worldwide manufacture, distribution and sale of Honeywell’s PTA-45B flight deck printers (including OEM printers, spare printers, parts, paper and repairs) (the “Licensed Product Line”), and the parties hereto wish to provide for the terms and conditions upon which Purchaser shall acquire the Purchased Assets and license the Licensed Products (as such terms are defined below) from Seller.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

1.1. Purchase and Sale of Assets.

(a) Subject to the terms and conditions of this Agreement, in exchange for payment by Purchaser to Seller of an aggregate cash amount equal to the amounts set forth in Section 1.4 below and Purchaser’s assumption of the Assumed Liabilities on the terms set forth in this Agreement, Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Purchaser all of Seller’s and its Affiliates’ right, title and interest in and to only the following assets, but excluding the Retained Assets (collectively, the “Purchased Assets”), as the same shall exist immediately prior to the Effective Date:

(i) all Contracts set forth on Schedule 1.1(a)(i) hereto, excluding any Contracts which have expired prior to the Effective Date notwithstanding that such Contracts may be listed in Schedule 1.1(a)(i) (collectively, the “Assumed Contracts”);

(ii) all inventory set forth on Schedule 1.1(a)(ii) hereto (collectively, the “Inventory”) exclusively used in the Licensed Product Line;

(iii) all tooling, fixtures and test equipment set forth on Schedule 1.1(a)(iii) hereto (collectively, the “Equipment”);

(iv) all customer, supplier and distributor related documents (including price listing, historical transaction reports, warranty reports, and customer contact lists), marketing materials and other documents in each case exclusively relating to the Licensed Product Line and to the extent in the actual or constructive possession of Seller on the Effective Date.

(b) The consummation of the transactions shall take place under this Agreement as more fully set forth in Article 3. Any documents included in the Purchased Assets will be delivered either in paper form or in the electronic format currently utilized by Seller with respect to such documents.

(c) Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not constitute an agreement to assign any Assumed Contract or any portion of an Assumed Contract, to which Seller is a party (collectively, the “Interests”), if such Interest is not capable of being sold, conveyed, transferred or assigned without any third-party consent which has not been obtained by (or does not remain in full force and effect at) the Effective Date (a “Retained Interest”), unless and until such third-party consent with respect to such Interest is obtained, at which time such Retained Interest shall be deemed to be sold, conveyed, transferred and assigned to Purchaser in accordance with Section 1.1(a) and shall cease to be a Retained Interest. Seller and Purchaser hereby agree to use their commercially reasonable efforts to obtain any such third-party consent, provided that any amounts required to be paid to any such third-party in connection with obtaining any such consent shall be at Purchaser’s sole cost and expense, subject to 7.2(a). To the extent the third-party consents necessary to sell, convey, transfer or assign any Interest have not been obtained (or do not remain in full force and effect) as of the Effective Date, each of Seller and Purchaser shall, while such Interest remains a Retained Interest, use their commercially reasonable efforts to (i) cooperate in any reasonable and lawful arrangements designed to provide the benefits (including the revenues, subject to Royalty Payments, from Licensed Products received by Seller and subject to the Transition Services Agreement) of such Retained Interest to Purchaser, subject to the terms of and to the extent permitted by such Retained Interest and Purchaser shall promptly pay or satisfy the corresponding Liabilities and obligations to the extent Purchaser would have been responsible therefor if such third-party consent had been obtained, and such Retained Interest had been transferred to Purchaser as of the Effective Date, and (ii) enforce, at the written request of Purchaser, and at Purchaser’s expense, including payment in advance of Seller’s out of pocket costs, any rights of Seller arising from such Retained Interest against the issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Retained Interest in accordance with the terms thereof upon the advice of Purchaser). The failure of Seller to obtain, or any circumstances resulting therefrom, any third-party consent under any Retained Interest shall not, individually or in the aggregate, constitute a breach by Seller of any representation, warranty, condition, covenant or agreement contained in this Agreement.

(d) Seller hereby agrees that while any Assumed Contract remains a Retained Interest, Seller shall not terminate (other than the automatic termination of such Assumed Contract upon the expiration of its stated term) or breach such nor amend or assign to another such Retained Interest in a manner that would adversely affect the Purchaser without the prior written consent of the Purchaser.

(e) For the avoidance of doubt, with respect to each Assumed Contract that relates both to Licensed Products and additional Seller products, such Assumed Contract will be assigned to Purchaser only with respect to the Licensed Products, whereby (i) Purchaser and counterparty will be parties to a Contract on the same terms as such Assumed Contract only as it

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pertains to the Licensed Products (which will then be an Assumed Contract) and (ii) Seller and counterparty will be parties to a Contract on the same terms as such Assumed Contract only as it pertains to products other than the Licensed Products (which remains a retained contract of Seller). With respect to any such Contract of Purchaser which will then be an Assumed Contract as referenced in (e)(i) above that have flight hour rate pricing, Seller and Purchaser agree that Purchaser will charge customers a flight hour rate pricing of a certain amount to be mutually agreed by the Parties within 10 business days after the Effective Date (subject to the pricing obligations in the Assumed Contract) for Licensed Products and with respect to such respective Contracts of Seller which will remain a Retained Interest of Seller as referenced in (e)(ii) above that have flight hour rate pricing, Seller and Purchaser agree that Seller will reduce its flight hour rate pricing by the certain amount referenced in 1.1(e) above (subject to the pricing obligations in the Retained Interest).

(f) If a new Contract cannot be entered into with respect to Purchaser and a counterparty, such Assumed Contract will remain a Retained Interest and Seller shall either (i) assign the portion of the Assumed Contract to Purchaser that pertains to Licensed Products in a legally-enforceable manner or (ii) subcontract with Purchaser in accordance with 1.1(c) above. In the event that Seller and Purchaser enter into a subcontract per (f)(ii) above, then Seller and Purchaser agree that for work performed by Purchaser in connection with, (x) fixed price or flat rate obligations under a Retained Interest, Purchaser pricing to Seller will be the same as the invoice price from customer to Seller less Seller’s then current standard material handling fees, or (y) flight hour rate (MSA) obligations under a Retained Interest, Purchaser pricing to Seller will be a flight hour rate pricing of the certain amount referenced in 1.1(e) (subject to the pricing obligations in the Retained Interest) less Seller’s then current standard material handling fees. Seller and Purchaser agree that the terms of such subcontract will be the same terms as the LTC #10389 between Seller in Purchaser.

1.2. Retained Assets. The “Retained Assets” shall consist of all of Seller’s and its Affiliates’ rights, title and interest in and to all assets of every kind and description other than the Purchased Assets, including but not limited to the following:

(a) all cash on hand in Seller’s bank and lock box accounts, plus all marketable securities owned by Seller, and all of Seller’s accounts receivable and accounts payable;

(b) all checkbooks, canceled checks and bank accounts;

(c) all Permits;

(d) all rights in and benefits arising from claims and litigation that relate to Retained Assets;

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(e) all rights of Seller and its Affiliates under this Agreement and Seller’s corporate charter or formation documents, minute and stock record books, and corporate seal and tax returns;

(f) all insurance policies of Seller and rights thereunder;

(g) any rights of Seller or its Affiliates to reimbursements, indemnification, hold-harmless or similar rights relating to the acquisition or use by Seller of the Purchased Assets and Licensed Products;

(h) all Intellectual Property;

(i) all Contracts other than the Assumed Contracts, including, subject to Section 1.1(d) hereto, the Contracts listed on Schedule 1.2(i) hereto (the “Retained Contracts”);

(j) all refunds or credits for Taxes imposed on Seller for any Tax period, including refunds or credits for Taxes relating to the various portions of the Purchased Assets and Licensed Products for all Tax periods or portions thereof ending on or before the Effective Date;

(k) all assets of Seller that are not exclusively related to the Licensed Product Line; and

(l) the assets set forth in Schedule 1.2(l) hereto.

1.3. Assumed Liabilities. On the Effective Date, Purchaser shall assume and discharge and perform when due the following Liabilities, excluding the Excluded Liabilities, of Seller (the “Assumed Liabilities”):

(a) All Liabilities, excluding the Excluded Liabilities, arising out of or relating to the ownership, use, possession, manufacturing, or repair, sale or distribution (except for any sales or distribution activities of Seller in violation of the United States Foreign Corrupt Practices Act, any other anticorruption laws or regulations, or export control laws or regulations) of the Purchased Assets or Licensed Products whether arising before (only for Purchased Assets or Licensed Products within the Exclusive Licensed Field) or after the Effective Date, including without limitation:

(i) Subject to Section 7.2(a) (iii), all Liabilities with respect to warranty claims with respect to the Licensed Products; or

(ii) subject to Section 7.2(a)(iv), all Liabilities arising out of or relating to third party tort claims of product liability that are brought in respect of any Purchased Asset, Licensed Product or build ahead inventory (as defined in the Transition Services Agreement);

(b) (i) All Liabilities, excluding Excluded Liabilities, arising under or related to the Assumed Contracts or the Retained Interests, after the Effective Date and (ii) all Liabilities, excluding Excluded Liabilities, arising under or related to the Assumed Contracts or the Retained Interests before the Effective Date up to a total aggregate amount of $600,000;

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(c) (i) All Liabilities, excluding Excluded Liabilities, for allowances, credits or adjustments to which customers purchasing Licensed Products after the Effective Date may be entitled and (ii) all Liabilities, excluding Excluded Liabilities, for allowances, credits or adjustments to which customers who purchased Licensed Products within the Exclusive Licensed Field before the Effective Date may be entitled, up to a total aggregate amount of $300,000;

(d) All Liabilities for open purchase orders as set forth in Schedule 1.3(f);

(e) Beginning on the date that is twelve (12) months after the Effective Date, Purchaser will assume all Liabilities, excluding Excluded Liabilities, arising out of or relating to the design of the Purchased Assets or Licensed Products, whether arising before or after the Effective Date; and

(f) All Liabilities, excluding Excluded Liabilities, arising out of or relating to the design of the Purchased Assets or Licensed Products that does not directly result in the Licensed Products being out of specification or requiring recertification, whether arising before (only for Purchased Assets or Licensed Products within the Exclusive Licensed Field) or after the Effective Date.

For the avoidance of doubt, for the purposes of this Agreement a Liability is deemed to have arisen at the time of the occurrence of the fact, circumstance, act or omission leading to such Liability.

1.4. Purchase Price.

(a) The aggregate price to be paid for the Purchased Assets acquired by Purchaser pursuant to this Agreement and the licenses granted to Purchaser pursuant to Article 2 shall be Fifteen million United States Dollars ($15,000,000) (the “Initial Purchase Price”) plus the Royalty Payment (defined below) (the Royalty Payment, together with the Initial Purchase Price, the “Purchase Price”). The Purchase Price will be subject to the Inventory Adjustment, as set forth in Section 1.5 below. Purchaser shall pay the Purchase Price in accordance with the provisions of Section 1.4(b), 1.4(c) and 1.5 below.

(b) The Initial Purchase Price shall be paid by Purchaser to Seller as follows:

(i) At the Effective Date, Purchaser shall deliver to Seller Fourteen million, six hundred thousand US dollars ($14,600,000); and

(ii) Subject to the Transition Services Agreement, at the completion of Phase 2 of the Transition Services Agreement (as defined in the Transition Services Agreement), Purchaser shall deliver to Seller Four hundred thousand US dollars ($400,000).

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(c) The Royalty Payment shall be paid by Purchaser to Seller, as described in this Section 1.4(c):

(i) In addition to the Initial Purchase Price, commencing with the Royalty Period ending December 31, 2017 through the Royalty Period ending September 30, 2026, the Purchaser shall pay to Seller a royalty (the “Royalty Payment”) based on the Gross Revenue of all Licensed Products at the rates set forth in Table 2 below.

(ii) Royalty Payments shall be calculated at the end of each calendar quarter (the “Royalty Period”) and paid in accordance with Section 1.4(c)(ii); provided, however that with respect to calendar year 2017, there shall be one (1) Royalty Period beginning on the Effective Date and ending on December 31, 2017.

(iii) Commencing with the Royalty Period ending March 31, 2018 through the Royalty Period ending September 30, 2026, if the total aggregate royalties paid by Purchaser under Section 1.4(c)(i) as of the end of such Royalty Period during a calendar year equal an amount less than (A) twenty-five percent (25%) of the minimum annual royalty as of the first quarter of such calendar year, (B) fifty percent (50%) of the minimum annual royalty as of the second quarter of such calendar year, (C) seventy-five percent (75%) of the minimum annual royalty as of the third quarter of such calendar year or (D) the minimum annual royalty as of the fourth quarter of such calendar year (in each case, the “Quarterly Royalty Minimum) set forth in Table 1 below for such calendar year, Purchaser shall pay to Seller the difference between the applicable Quarterly Royalty Minimum and the total aggregate royalties paid by Purchaser as of the end of such Royalty Period under Section 1.4(c)(i), if any. Such amounts shall be paid by Purchaser in accordance with Section 1.4(c)(ii). For the Royalty Period ending December 31, 2017, if the total royalties paid by Purchaser under Section 1.4(c)(i) amount to less than the amount set forth in Table 1 below for the calendar year 2017, Purchaser shall pay to Seller the difference between the amount set forth in Table 1 below for calendar year 2017 and the total royalties paid by Purchaser for the Royalty Period ending December 31, 2017.

(iv) The term “Gross Revenue” as used herein means all invoice prices billed by Purchaser or its Affiliates or permitted sublicensees on all sales and leases of Licensed Products, Improvements and parts therefore, provided, however, that with respect to Licensed Products, Improvements and parts therefore which are (a) sold or leased by Purchaser or its Affiliates or permitted sublicensees to any customer having a special relationship with or enjoying a favored position for dealing with Purchaser as a result of which invoice prices billed by Purchaser are less than the invoice prices billed to ordinary customers, (b) sold or leased by Purchaser or its Affiliates or permitted sublicensees for other than monetary payments, (c) used rather than sold or leased by Purchaser, or its Affiliates or permitted sublicensees or (d) shipped or delivered by Purchaser or its Affiliates or permitted sublicensees to a party and Purchaser or its Affiliates or permitted sublicensees does not bill such party, the term “Gross Revenue” means the most recent invoice price billed by Purchaser or its Affiliates or permitted sublicensees for such Licensed Product and parts therefore to ordinary customers. Gross Revenue must include all billings for installation or engineering services incident to the sale or lease and for sales or lease commissions and normal packaging.

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(v) The Royalty Payment with respect to any Royalty Period shall be paid no later than 60 days following the completion of any Royalty Period. The aggregate Royalty Payment (less any portion of the aggregate Royalty Payment previously paid to Seller) shall be paid to Seller, regardless of whether the performance standards set forth in Section 1.4(c)(i) have been satisfied, immediately (1) upon any sublicense under Section 2.1(a)(iii) to a competitor or (2) upon any assignment of this Agreement under Section 8.6, whether or not to a competitor.

(vi) Each Royalty Payment shall be accompanied by a true and accurate written report prepared by Purchaser and certified by an officer of Purchaser (a “Royalty Report”). Each Royalty Report shall use the format set forth in Schedule 1.4(c)(iii). In addition, unless in a format otherwise requested by Seller, a Microsoft Excel electronic file of the Royalty Report shall be sent by electronic mail to hipifinance@honeywell.com each year. Seller shall be entitled to audit and adjust the amount of any Royalty Payment as provided in Section 2.3.

(vii) Subject to the Transition Services Agreement, in the event Phase 2 of the Transition Services Agreement has not been completed 12 months after the Effective Date, then the amount shown in Table 1 below shall be reduced by [***] until such time Phase 2 is completed.

(viii) Within ten (10) days after the Effective Date, Seller shall provide full, complete and un-redacted (except redactions of contract language not applicable to Licensed Products) copies of the Additional Assumed Contracts set forth on Schedule 1.1(a)(i) (an “Additional Assumed Contract” is one identified as such in Schedule 1.1(a)(i)). If within the sixty (60) day period after the Effective Date, Purchaser gives Seller written notice (a “Pricing Impact Notice”) that any of the Additional Assumed Contracts have a de-escalation or free of charge clause or other contract term negatively directly affecting pricing (excluding contract terms relating to Purchaser performance) applicable after the Effective Date that negatively affects Purchaser revenue from Licensed Products (a “Pricing Impact”), and if, during any Royalty Period commencing with the Royalty Period ending December 31, 2017 through the Royalty Period ending September 30, 2026, such total aggregate Pricing Impact of all impacted Additional Assumed Contracts during such Royalty Period is greater than the increase in revenue Purchaser has obtained during such Royalty Period (from all Additional Assumed Contracts that have flight hour rate pricing (set forth on Schedule 1.1(a)(i)) (a “Flight Hour Rate Pricing Impact”), Seller and Purchaser shall negotiate in good faith a reduction to the Royalty Payment amount set forth in Table 2 only as applied to each Additional Assumed Contract having a Pricing Impact and to be applied in the Royalty Period having a Pricing Impact, provided however that the Royalty Payment reduction in any Royalty Rate Period will not exceed the difference between the Pricing Impact and the Flight Hour Rate Pricing Impact during such Royalty Period. If no such Pricing Impact Notice is provided within sixty (60) days of the Effective Date, no Royalty Payment rate reductions will be made.

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Table 1

	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026
Minimum Annual Royalty	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Table 2

	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026
B737 Printers	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
A320 Printers	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
R&O	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Paper	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
SP Printer Spare Parts	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Spare Printers	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

(d) The payments set forth in Sections 1.4(b) or (c) shall be made by wire transfer under the following instructions:

[***]

(e) Purchaser and Seller agree and acknowledge that all payments made by Purchaser pursuant to Section 1.4 are non-refundable and non-creditable. Subject to the indemnification provisions of this Agreement and Section 1.5, in no event shall Purchaser be able to recover the Purchase Price or any payments made under Section 1.4

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1.5. Inventory Adjustment.

(a) Not later than thirty (30) days after the Effective Date, Seller shall prepare and deliver to Purchaser Seller’s calculation of the value of the Inventory as of the Effective Date (the “Inventory Value”). Seller shall prepare the calculation of the Inventory Value in accordance with Seller’s books and records and past practices. Seller shall also provide to Purchaser reasonable access to documents used by Seller in preparing the calculation of the Inventory Value. During the thirty (30) days after the Effective Date, Purchaser and its duly authorized representatives shall have the right to conduct a physical inspection and count of the Inventory and shall have the right to visit, observe, and inspect the Inventory in order for Purchaser to verify the identity, count, and condition of the items included in the Inventory. If within fifteen days following delivery of the calculation of the Inventory Value (the “Adjustment Review Period”), Purchaser has not given Seller written notice (a “Dispute Notice”) of Purchaser’s objection to Seller’s calculation of the Inventory Value (any such notice to contain a statement of the basis of Purchaser’s objection), then Seller’s calculation of the Inventory Value shall be used in determining the Final Inventory Value. If Purchaser delivers a Dispute Notice to Seller prior to the end of the Adjustment Review Period, then Purchaser and Seller shall, during the thirty (30) days following delivery of the Dispute Notice, work together in good faith to reach agreement on the disputed items or amounts in order to agree on the calculation of the Inventory Value. If, during such thirty (30) day period, Purchaser and Seller are unable to reach agreement on the calculation of the Inventory Value, then the issues in dispute shall be submitted for resolution in accordance with the terms of this Agreement to RSM Global, certified public accountants (or if RSM Global is unwilling to serve in such capacity, an independent certified public accounting firm mutually agreeable to Purchaser and Seller) (the “Accountants”). If issues in dispute are submitted to the Accountants for resolution, (i) each Party shall furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that Party, and each Party shall be afforded the opportunity to present to the Accountants any material relating to the disputed issues and to discuss the disputed issues with the Accountants; (ii) the determination by the Accountants of the Final Inventory Value as set forth in a written notice delivered to both Parties by the Accountants, shall be binding and conclusive on the Parties; and (iii) Purchaser, on the one hand, and Seller, on the other hand, shall each bear fifty percent (50%) of the fees and expenses of the Accountants for such determination. “Final Inventory Value” means the Inventory Value (1) as shown in Seller’s calculation of the Inventory Value delivered pursuant to this Section 1.5(a) if no Dispute Notice related to the Inventory Value is duly delivered pursuant to this Section 1.5(a); or (2) if such a Dispute Notice is delivered, (A) as agreed to by Purchaser and Seller pursuant to this Section 1.5(a), or (B) in the absence of such agreement, as shown in the Accountants’ calculation delivered pursuant to this Section 1.5(a). Notwithstanding the foregoing, the Accountant shall only consider and shall only have authority to resolve those matters specifically referred to it for resolution and cannot make a change to the Inventory Value that is greater than the amount in dispute.

(b) If the Final Inventory Value is greater than ten percent (10%) of the Inventory Value (such excess from the Inventory Value, the “Inventory Surplus”), then no later than three (3) business days following the date of the determination of the Final Inventory Value, Purchaser shall pay to Seller the amount of the Inventory Surplus by wire transfer to the bank account specified in Section 1.4(d) hereof. If not paid when due, interest shall accrue on the Inventory Surplus at a rate equal to the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate permitted by Law.

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(c) If the Final Inventory Value is ten percent (10%) less than the Inventory Value (such shortfall from the Inventory Value, the “Inventory Shortfall”), then no later than three (3) business days following the date of the determination of the Final Inventory Value, Seller shall pay to Purchaser the amount of the Inventory Shortfall by wire transfer to a bank account specified by Purchaser. If not paid when due, interest shall accrue on the Inventory Shortfall at a rate equal to the lesser of (a) twelve percent (12%) per annum or (b) the maximum rate permitted by Law.

ARTICLE 2

LICENSE; CONFIDENTIAL INFORMATION

2.1. Grant of License.

(a) For good and valuable consideration and subject to Purchaser’s compliance with the terms and conditions of this Agreement, and subject to the Transition Services Agreement, Seller hereby grants to Purchaser, and Purchaser hereby accepts, in perpetuity, unless earlier terminated in accordance with Section 2.5, the following:

(i) On the Effective Date, a non-transferable and non-assignable (except as provided in Section 8.6), exclusive (subject to the Pre-Existing Agreements) license, with the right to grant sublicenses (subject to Section 2.1(a)(iv)) during the License Term to use the Licensed Intellectual Property to (1) manufacture, have manufactured, sell, have sold, import, export and distribute Licensed Products and Improvements; and (2) repair and overhaul Licensed Products and Improvements, all of the foregoing only within the Licensed Territory and only within the Exclusive Licensed Field.

(ii) On the Effective Date, a non-transferable and non-assignable (except as provided in Section 8.6), non-exclusive (subject to the Pre-Existing Agreements) license, with the right to grant sublicenses (subject to Section 2.1(a)(iv)) during the License Term to use the Licensed Intellectual Property to (1) manufacture, have manufactured, sell, have sold, import, export and distribute Licensed Products and Improvements; and (2) repair and overhaul Licensed Products and Improvements, all of the foregoing only within the Licensed Territory and only within the Non-Exclusive Licensed Field.

(iii) On the Effective Date, a non-transferable and non-assignable (except as provided in Section 8.6), exclusive (subject to the Pre-Existing Agreements) license, with the right to grant sublicenses (subject to Section 2.1(a)(iv)) during the License Term to (1) reproduce, copy, prepare derivative works of and otherwise revise and modify Licensed Intellectual Property for the procurement, manufacture, repair and overhaul, sale and distribution of Licensed Products and Improvements; and (2) use Licensed Technology to design and/or manufacture Improvements, all of the foregoing only within the Licensed Territory and only within the Exclusive Licensed Field.

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(iv) On the Effective Date, a non-transferable and non-assignable (except as provided in Section 8.6), non-exclusive (subject to the Pre-Existing Agreements) license, with the right to grant sublicenses (subject to Section 2.1(a)(iv)) during the License Term to (1) reproduce, copy, prepare derivative works of and otherwise revise and modify Licensed Intellectual Property for the procurement, manufacture, repair and overhaul, sale and distribution of Licensed Products and Improvements; and (2) use Licensed Technology to design and/or manufacture Improvements, all of the foregoing only within the Licensed Territory and only within the Non-Exclusive Licensed Field.

(v) The right of Purchaser to grant sublicenses consistent with the grants of license to Purchaser by Seller under Sections 2.1(a)(i) and (ii) with respect to subcontracts other than subcontracts for the purchase of component parts or services for use by Purchaser, is subject to the prior written consent of Seller, which consent shall not be unreasonably withheld, unless the Purchaser satisfies the following conditions, in which case no consent of Seller shall be required: (1) any such sublicense shall include terms and conditions that are consistent with and no less restrictive than Purchaser’s obligations under this Article 2, including without limitation its confidentiality and indemnification obligations, in a legally-enforceable, written contract (the “Sublicense Agreement”), and such Sublicense Agreement shall (A) specifically exclude the right of the sublicensee to grant further sublicenses, (B) specifically exclude the right of the sublicensee to assign the sublicense or the Sublicense Agreement (C) specifically provide that Seller and its Affiliates shall have no Liability to such sublicensee and that such sublicensee shall defend and fully indemnify Seller and its Affiliates, (D) prohibit any use of the Seller’s Marks by such sublicensee, (E) include a provision that such Sublicense Agreement is not transferable or assignable by operation of Law or otherwise, (F) name Seller and its Affiliates as third party beneficiaries under such Sublicense Agreement and (G) not grant any sublicense that exceeds the rights granted to Purchaser hereunder; (2) Purchaser shall provide Seller with a true and complete copy of any such sublicense agreement, or any amendments, supplements, replacements or revisions thereto, prior to execution thereof, and (3) any Sublicense Agreement shall contain the following provisions governing termination of the Purchaser’s sublicensing rights, by termination of this Agreement or otherwise (A) a provision for the automatic assignment of the Sublicense Agreement from Purchaser to Seller immediately upon such termination and (B) any Sublicense Agreement shall contain a provision requiring any sublicensee to make payments and otherwise deal directly with Seller and to cease paying or otherwise dealing with Purchaser immediately upon notice to sublicensee from Seller of termination of Purchaser’s sublicensing rights and (4) any Sublicense Agreement shall provide that any breach by a sublicensee of any obligation owed to Seller or Purchaser under the Sublicense Agreement constitutes a breach of the Sublicense Agreement permitting either Purchaser or Seller to terminate the Sublicense Agreement. The right of Purchaser to enter into subcontracts for the purchase of component parts or services for use by Purchaser in connection with the licenses granted herein is subject to the Purchaser satisfying the following requirements: (1) any such subcontract shall include terms and conditions that are consistent with and no less restrictive than Purchaser’s obligations under this Article 2, including without limitation its confidentiality and indemnification obligations, in a legally-enforceable, written contract (“Subcontract Agreement”) and such Subcontract Agreement shall not permit the Purchaser’s subcontractor to further assign any part of the Subcontract Agreement, or any rights or

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obligations under this Agreement, or subcontract all or any material aspect of the work called for, without the prior written approval of Seller; and (2) no Subcontract Agreement, even if approved by Seller, will relieve or discharge Purchaser from any obligation, provision, or liability under this Agreement. Purchaser will remain fully responsible for the performance of this Agreement and for any and all losses resulting from or associated with the subcontracting or occurring as its consequence, including, without limitation, costs and charges incurred.

(vi) For purposes of this Article 2, the operations of the sublicensee shall be deemed to be the operations of the Purchaser who shall be solely responsible and liable therefor. Further the right to grant sublicenses specifically excludes any right to Seller’s Marks under Section 6.6.

(vii) Except as otherwise explicitly set forth in this Section 2.1(a), Purchaser shall not have any right to, and shall not, use Licensed Products, Improvements or Licensed Intellectual Property for applications outside the Exclusive Licensed Field and the Non-Exclusive Licensed Field or to design or manufacture products other than Licensed Products or Improvements.

(b) Notwithstanding anything contained in this Article 2 to the contrary, Seller shall retain all ownership rights in and to Licensed Intellectual Property, together with all Intellectual Property rights therein or thereto and all rights not expressly granted to Purchaser hereunder are reserved to Seller, including the rights to (i) enforce Licensed Intellectual Property against third parties and collect damages awarded in any such enforcement action or settlement thereof; (ii) use, or grant licenses to, Licensed Intellectual Property to make, use, sell, and import products outside of the Exclusive Licensed Field.

(c) Except as expressly granted in this Article 2, no license or right, either expressly, implicitly, by estoppel, conduct of the Parties, or otherwise, is granted by Seller to Purchaser. Further, except as expressly granted in this Agreement, no license or right, either expressly, implicitly, by estoppel, conduct of the Parties or otherwise is granted by Seller to Purchaser to use as a trademark or otherwise the mark “HONEYWELL” or any other trademark or trade or product name of Seller, or any word or mark similar thereto.

(d) Seller shall provide copies of the Licensed Technology to the extent in existence in Seller’s possession to Purchaser in the data format existing and used by Seller (or in a format useable by purchaser, if reasonable, otherwise in hard copy) as of the Effective Date, and provide related technical transfer assistance as more fully set forth in the Transition Services Agreement. Purchaser shall thereafter be responsible for maintaining the Licensed Products and Improvements and all drawings, technical documentation and other materials related to the Licensed Technology, including current and future designs and including any maintenance, corrections, revisions, releases, updates, upgrades and other changes to any drawings and documentation. No technical assistance will be provided by Seller to Purchaser except as specifically set forth in the Transition Services Agreement.

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(e) If Seller becomes aware of any Pre-Existing Agreement that it inadvertently failed to schedule on Schedule 8.2(a)(iii), it will promptly notify Purchaser and amend Schedule 8.2(a)(iii) accordingly, and Purchaser will accept any such amendment to Schedule 8.2(a)(iii) as if it were part of the original Agreement. The inadvertent failure of Seller to schedule any such Pre-Existing Agreement will not be deemed to be a breach of this Agreement, and Seller will have no liability to Purchaser with respect to any inadvertent failure to schedule any such Pre-Existing Agreement, provided, however, that Seller and Purchaser shall agree on an appropriate reduction of the royalty amount to account for such inadvertent failure if Purchaser is suffering a new, actual and material harm and the appropriate reduction shall solely be calculated on such actual and material harm.

(f) Purchaser shall clearly mark Licensed Products and Improvements in order to indicate that they are manufactured by Purchaser and not Seller, including marking the Licensed Products or Improvements with the applicable patent numbers for the Licensed Patents in accordance with the patent laws of the jurisdiction in which the Licensed Products or Improvements are used or sold. Purchaser may indicate that Licensed Products and Improvements are made under license from Seller by the following legend: “Manufactured under license from Honeywell,” which legend shall be deemed to be approved by Seller. If at any time during the License Term (as hereinafter defined), Purchaser desires to change the approved legend or the extent of Purchaser’s use thereof Purchaser shall first obtain the prior written approval of Seller. All rights to use such legends shall terminate upon expiration of the License Term. Purchaser shall not, however, without the express written consent of Seller, make any verbal or written statements or perform any act indicating that Seller endorses or approves, or has endorsed or approved, any Licensed Product or Improvement of Purchaser.

(g) Purchaser shall be solely responsible for obtaining any necessary Federal Aviation Administration or other certifications, permits or approvals in connection with its use of the Licensed Technology and manufacture or sale of Licensed Products or Improvements.

2.2. Confidentiality.

(a) As used in this Article 2, “Confidential Information” means (i) the terms and conditions of this Agreement, and (ii) all information, data and materials The Receiving Party obtains from The Disclosing Party under this Article 2, including Licensed Intellectual Property, (1) that is marked as confidential, or (2) that The Receiving Party should reasonably know, by its nature or the manner of its disclosure, to be confidential and that The Receiving Party may receive, observe, or have access to in connection with this Agreement. The Receiving Party acknowledges and agrees that (A) Confidential Information constitutes valuable trade secrets of The Disclosing Party, (B) The Disclosing Party has and shall retain exclusive (except as expressly provided herein) valuable property rights in and to Confidential Information, (C) Confidential Information shall remain valuable trade secrets proprietary to The Disclosing Party until and unless The Disclosing Party places Confidential Information in the public domain or authorizes placement of the Confidential Information in the public domain, and (D) but for this Agreement, The Receiving Party would have no rights in or access to the Confidential Information.

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(b) Notwithstanding Section 2.2(a), Confidential Information does not include, or shall cease to include as appropriate, information that (i) is lawfully received free of restriction from another source that has the right to furnish such information; (ii) has become generally available to the public by acts not attributable to The Receiving Party or its employees, subcontractors, consultants or advisors; (iii) at the time of disclosure to The Receiving Party, was known to The Receiving Party free of restriction; or (iv) is conceived by The Receiving Party without use of or access to any Confidential Information of The Disclosing Party, as can be verified by The Receiving Party’s written records kept in the ordinary course of business.

(c) The Receiving Party shall protect Confidential Information using the same degree of care, but no less than reasonable care, as it uses to protect its own confidential information. The Receiving Party shall not, without the prior written consent of The Disclosing Party, disclose, in any manner or via any media whatsoever, any Confidential Information, other than to its Affiliates or Representatives (i) who have a specific need to know such Confidential Information in order to exercise The Receiving Party’s rights under this Agreement, (ii) who are informed of the confidential nature of the Confidential Information, and (iii) who, if not employees of The Receiving Party or its Affiliates, agree in writing to act in accordance with and be bound by terms and conditions at least as restrictive as the terms and conditions herein regarding the safeguarding and disclosure of Confidential Information or, if employees of The Receiving Party or its Affiliates, are under an obligation to The Receiving Party or its Affiliates to maintain confidential information disclosed to any such employee confidential.

(d) Notwithstanding the foregoing, in the event disclosure of Confidential Information by The Receiving Party or its Affiliates is mandated by applicable Law or by an order of a court or governmental or law enforcement agency or other authority, each of competent jurisdiction, The Receiving Party will promptly notify The Disclosing Party of such requirement, and The Receiving Party shall use good faith efforts, in consultation with The Disclosing Party, to challenge such disclosure or, failing in such challenge, secure a protective order or other appropriate confidential treatment of the Confidential Information prior to its disclosure by The Receiving Party.

(e) The Receiving Party (i) shall maintain Confidential Information in a secure location, (ii) shall ensure Confidential Information is accessible only to those Representatives to whom it is permitted to disclose Confidential Information pursuant to Section 2.2(c), (iii) shall not permit any other individual or entity to, copy or reproduce any tangible materials comprising or memorializing any Confidential Information, and (iv) shall use commercially reasonable efforts to require that each of its Representatives who terminates his or her employment or other business relationship with The Receiving Party or an Affiliate of The Receiving Party shall, upon or prior to the effective date of such termination, provide to The Receiving Party all tangible items comprising Confidential Information in such Representative’s possession or control.

(f) The Receiving Party will be responsible for any breach of this Section 2.2 by any of its respective Representatives. The Receiving Party shall (i) notify The Disclosing Party immediately upon discovery of any unauthorized disclosure of Confidential Information (inadvertent or otherwise), and (ii) cooperate in good faith with The Disclosing Party to assist The Disclosing Party to regain possession of its Confidential Information and/or to prevent further unauthorized use or disclosure.

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(g) The Receiving Party acknowledges and agrees that the violation of its obligations under this Section 2.2 would cause irreparable harm to The Disclosing Party, which harm may not be compensable solely by monetary damages, and that, therefore, in the event of an actual or threatened breach by The Receiving Party of this Section 2.2, The Disclosing Party shall be entitled to injunctive and other equitable relief, without the necessity of proving monetary damages or posting bond or other security. Any such equitable relief granted shall be without limitation of or prejudice to any other rights and remedies as The Disclosing Party may have under this Agreement.

(h) For the purposes of this Agreement, each party shall be a “Disclosing Party” with respect to its own Confidential Information and the “Receiving Party” with respect to the Confidential Information received from the other party.

2.3. Records, Reports, and Right to Audit.

(a) As of the Effective Date, Purchaser will gather and maintain accurate and up-to-date records which will contain data regarding Purchaser’s compliance with Purchaser’s obligations under this Agreement, including Article 2 and Section 6.9, and after the Royalty Payment commences pursuant to Section 1.4(c), Purchaser will gather and maintain accurate and up-to-date records which will contain the complete data from which the Royalty Payment due to Seller during the Royalty Period of this Agreement can be readily calculated. With respect to each of the foregoing, Purchaser shall preserve and permit audits and examination of such records by Seller’s representatives subject to Purchaser’s security regulations. These records will be maintained for a period of not less than three (3) years after the end of each calendar year during the Term.

(b) Seller, through its authorized representatives, at least once per year commencing on the Effective Date and upon fourteen (14) days written notice, unless Seller can show reasonable cause for a more frequent occurrence, has the right during normal business hours during the Term of this Agreement and for three (3) years thereafter, subject to Purchaser’s security regulations, to visit Purchaser and have access to the inside and outside of Purchaser’s facility for the purpose of inspecting, observing and evaluating Purchaser’s performance under this Agreement relating to royalty payment obligations, protection of the Licensed Intellectual Property, confidentiality, use of the Licensed Intellectual Property, and customer obligations under Assumed Contract and Retained Interests, including: (i) Purchaser’s compliance with all provisions of this Agreement, (ii) any noncompliance with the provisions of this Agreement, (iii) possession, access and control of Confidential Information, (iv) inventory, use and purchase of authorized components in connection with activities under this Agreement, (v) books, records, people (upon request of Seller) and reports to determine compliance with the terms of this agreement, (vi) observing the manner and method of operating under this agreement by

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Purchaser, (vii) unauthorized access, use and control of Confidential Information, and (viii) use and modification of Licensed Products and Improvements. If any of Purchaser’s books, records and reports are located off of Purchaser’s premises, said books, records and reports will be made available to Seller or its authorized representatives within fourteen (14) days of request.

(c) Inspection will take place no sooner than fourteen (14) days and no later than thirty (30) calendar days after Seller notifies Purchaser of Seller’s intent to conduct an audit. Seller shall have the right to demand and receive reasonable documentation to perform an audit of the items described above, such documentation being produced at a Seller location or other such location designated by Seller within fourteen (14) calendar days after receipt of request for such documentation.

(d) If an audit shows that Purchaser has (i) a material non-compliance with the requirements outline in Section 2.3; or (ii) has made total Royalty Payments less than specified in Section 1.4(c) for the period of time being audited, Purchaser shall promptly correct the non-compliance and/or pay the Shortfall Amount (as hereinafter defined), together with interest at the rate of 10% per annum. If the Shortfall Amount for the period under audit (which shall not be less than one calendar year, in the case of an audit of Royalty Payments) exceeds five percent (5%) of the amount that should have been paid during the period under audit (the “Shortfall Amount”) or if Purchaser has not complied with any material term or condition of this Agreement, Purchaser shall also pay the reasonable costs of the audit described in this Section 2.3.

(e) In the event of a dispute with respect to any audit under this Section 2.3, Purchaser and Seller shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within thirty (30) days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Independent Accountant”). The decision of the Independent Accountant shall be final and the costs of such audit shall be borne by the Purchaser if it relates to royalty payments. Not later than thirty (30) days after such decision and in accordance with such decision, the audited Party shall pay the additional amounts, with interest from the date originally due or the auditing Party shall reimburse the excess payments, as applicable. Audit disputes not relating to royalty payments shall be handled under the Dispute Resolution Section 8.8.

(f) Any tax required to be withheld on any Royalty Payment payable to Seller under the laws of any country shall be promptly paid by Purchaser on behalf of Seller to the appropriate governmental authority, and Purchaser shall furnish Seller with proof of payment of such tax satisfactory to Seller together with the original, official receipt issued by such governmental authority.

(g) If the law of a foreign country prohibits the transfer out of such country of royalties based on sales of Licensed Products or Improvements and made in such country, Purchaser shall notify Seller in writing of such law to enable Seller to establish a bank account in such country. Purchaser shall deposit the Royalty Payment applicable to any such country in a

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bank account designated and established by Seller; provided that Seller provides Purchaser with the name of the bank and the bank account number. Any Royalty Payment deposited in any such foreign bank account shall be reflected in the written report prepared by Seller under Section 1.4(c). Purchaser shall cooperate with Seller to establish such an account if requested by Seller.

2.4. Litigation.

(a) Notwithstanding anything to the contrary contained in Section 8.8, Seller at its sole discretion may, but shall have no obligation to, take whatever steps it deems necessary or desirable to protect or maintain the Licensed Intellectual Property, including the filing, prosecution and maintenance of the Licensed Patents, or the institution, prosecution and control of any defense or enforcement of the Licensed Intellectual Property with respect to possible infringement of the Licensed Intellectual Property, at its own expense; provided, however, that nothing in this Agreement shall obligate Seller to assume any responsibility or liability respecting the maintenance or enforcement of the Licensed Intellectual Property or any rights therein or any action or possible action. Purchaser, immediately upon receipt of knowledge thereof, shall give Seller notice of any infringement or alleged infringement of the Licensed Intellectual Property by a third party and any and all threatened or actual claims, disputes, controversies, actions, lawsuits, proceedings, investigations, or the issuance of any order, writ, injunction, award, judgment or decree before or of any court, tribunal, arbitration panel, agency or governmental instrumentality against Purchaser or a third party that is related to infringement of the Licensed Intellectual Property. Such notice will not obligate Seller to take action on such information. In the event Seller chooses to enforce its rights in the Licensed Intellectual Property, all costs and expenses of any such litigation shall be borne solely by Seller and all benefits, damages and settlement, shall be the sole property of Seller, unless otherwise agreed in writing by Seller and Purchaser.

(b) Purchaser shall not file any pleadings or otherwise take any action in connection with any such infringement or alleged infringement or litigation or threatened litigation described in this Section 2.4 without first obtaining the express written approval of Seller, which approval shall not be unreasonably withheld with respect to possible infringement by a third party occurring within the Exclusive Licensed Field, except as may be necessary to prevent any action adverse to Purchaser or Seller by default or otherwise. Seller, in its sole discretion may, bring any such suit, in the name of Purchaser and shall have the right to join Purchaser in any such lawsuit, or may negotiate a settlement thereof. Purchaser shall cooperate with and assist Seller in connection with any such suit, action or proceeding, including the giving of testimony and related activities such as testimony preparation, travel, and lodging, at its expense, and shall make available without charge all evidence, documentation, data and information in its possession which might assist Seller in such action. Seller shall keep Purchaser reasonably informed about the progress of any such suit.

(c) If, during the License Term, Purchaser or any of its Affiliates or sublicensees has, obtains or controls any patent or other Intellectual Property right (by ownership or license) that is an Improvement and that could be asserted by Purchaser or its Affiliates or sublicensees to prevent Seller from using the Licensed Intellectual Property in

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accordance with its retained rights set forth in Section 2.1(b), Purchaser will grant and hereby grants to Seller a perpetual, irrevocable, nonexclusive, worldwide, royalty-free, fully paid-up right and license (with the right to sublicense and to authorize sublicensees to grant further sublicenses), to use such patent or other Intellectual Property right consistent with Seller’s retained ownership rights set forth in Section 2.1(b).

2.5. License Term.

(a) This Article 2 shall commence on the Effective Date and shall, unless earlier terminated in accordance with this Section 2.5, continue, with respect to the Licensed Patents, until the last to expire of such Licensed Patents, and with respect to the Licensed Intellectual Property, in perpetuity (the “License Term”).

(b) In the event of a material breach by Purchaser of an Assumed Contract, Retained Interest or the Transition Services Agreement, Seller shall provide thirty (30) days’ written notice to Purchaser identifying such breach or default. If such breach or default is not cured at the end of such thirty (30) day period or, if such breach or default is incapable of being cured within such period and Purchaser has not begun substantial efforts to cure such breach or default then Seller may, in its sole discretion and at any time following such thirty (30) day period terminate the exclusivity of the license granted in this Article 2 only relating to the material breach with respect to such breached Assumed Contract or Retained Interest.

(c) In the event of a Willful and Material Breach by Purchaser under this Article 2 or Section 6.9, Seller shall provide thirty (30) days’ written notice to Purchaser of such Willful and Material Breach. If such Willful and Material Breach is not cured at the end of such thirty (30) day period or is not capable of being cured or, if such Willful and Material Breach is incapable of being cured within such period but can be cured and Purchaser has not begun substantial efforts to cure such Willful and Material Breach then Seller may, in its sole discretion and at any time following such thirty (30) day period terminate this Article 2 and the licenses granted herein. For the purposes of this Section 2.5, “Willful and Material Breach” shall mean a material breach that is a consequence of an act undertaken by the Purchaser with the knowledge that the taking of such act would, or would be reasonably be expected to, cause a breach of this Agreement.

(d) The termination of this Article 2 pursuant to Section 2.5(c) or the termination of the exclusivity of the license granted under this Article pursuant to Section 2.5(b) shall not release Purchaser from any liability, debt, claim or cause of action accruing against Purchaser under this Article 2 or other consequences arising from any breach or violation of the terms of this Article 2 prior to such termination, nor shall any such termination release Purchaser from its obligations or duties under this Article 2 or otherwise under this Agreement which, by their terms or expressed intent or by their nature would be expected to survive any termination. All provisions of this Article 2 that set forth such obligations or duties and such other general or procedural provisions that may be relevant to any attempt to enforce such obligations or duties shall survive any such termination of this Article 2 until such obligations or duties shall have been performed or discharged in full.

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(e) Upon termination of this Article 2 (i) the licenses granted in Section 2.1 shall immediately terminate; and (ii) all notes, compilations, and other types of extracts that contain or relate to the Licensed Intellectual Property or Confidential Information shall be returned to Seller by Purchaser within the forty-five (45) day period following any such termination and the return of all such materials shall be certified by an officer of Purchaser in writing delivered to Seller within such forty-five (45) day period; provided, however, Purchaser may, within the twenty-four (24) week period following such termination and in sales amounts not to exceed Gross Revenues of Eight million five hundred thousand US dollars ($8,500,000.00) and subject to Royalty Payments made in accordance with section 1.4, (i) continue to sell any Licensed Products and Improvements in possession of the Purchaser on the date of termination, (ii) complete the production of Licensed Products and Improvements then in the process of production and sell the same, and (iii) continue to satisfy warranty and other claims with respect to Licensed Products and Improvements sold by Purchaser.

ARTICLE 3

EFFECTIVE DATE; DELIVERIES

3.1. Effective Date. The consummation of the transactions contemplated by this Agreement shall take place at the offices of Seller at 1944 E Sky Harbor Circle North, Phoenix, AZ 85034, or at such other place as the Parties may agree. This Agreement is effective from the date last signature hereto (the “Effective Date”). The consummation of the transactions contemplated by this Agreement shall be deemed to take place at 11:59 p.m. on the Effective Date.

3.2. Deliveries. At the Effective Date,

(a) Purchaser shall deliver to Seller:

(i) the Purchase Price pursuant to Section 1.4(b)(i),

(ii) an executed copy of the Bill of Sale, Assignment and Assumption Agreement (the “Bill of Sale”),

(iii) an executed copy of the Transition Services Agreement, and

(iv) a certificate of the secretary of Purchaser with incumbency, including a certificate of good standing from its jurisdiction of incorporation, attesting to resolutions of the board of directors of Purchaser approving this Agreement and the transactions contemplated hereby and thereby.

(b) Seller shall deliver to Purchaser:

(i) an executed copy of the Bill of Sale,

(ii) an executed copy of an assignment, with respect to identified unregistered U.S. trademarks,

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(iii) an executed copy of the Transition Services Agreement, and

(iv) a certificate of the secretary of Seller with incumbency, including a Delaware certificate of good standing of Seller and attesting to the approval of this Agreement and the transactions contemplated hereby.

3.3. Allocation of Purchase Price. The portion of the Purchase Price paid at the Effective Date (which for this purpose shall include those Assumed Liabilities assumed at the Effective Date that constitute Liabilities for federal income tax purposes) shall be allocated among the Purchased Assets and the Licensed Technology transferred to Purchaser in the manner required by section 1060 of the Code as shown on an allocation schedule to be prepared by Purchaser as soon as practicable after the Effective Date. Purchaser shall provide Seller with such allocation schedule and Purchaser shall make such revisions or changes to such schedule as shall be reasonably requested by Seller and approved by Purchaser, each acting in good faith. In the event Purchaser and Seller are unable to agree on the allocation of the portion of the Purchase Price paid at the Effective Date in such manner, then each shall be free to do its own allocation of such portion of the Purchase Price. In the event Purchaser and Seller do agree on the allocation of the portion of the Purchase Price paid at the Effective Date, then such allocation shall be binding on them for federal, state, local and other tax reporting purposes, including filings on Internal Revenue Service Form 8594, and neither of them shall assert or maintain a position inconsistent with the such allocation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser that, as of the Effective Date, but only to the extent such representations and warranties relate to Seller or the Purchased Assets to be transferred from Seller to Purchaser at the Effective Date, and except as set forth on the disclosure schedules delivered by Seller to Purchaser concurrently herewith (the “Disclosure Schedules”) (it being understood that any matter set forth in the Disclosure Schedules shall be deemed disclosed with respect to all sections of this Article 4 to which such matter would reasonably be expected to be relevant, whether or not a specific cross reference appears):

4.1. Corporate Status. Seller is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Seller (a) has all requisite power and authority to carry on its business as it is now being conducted, and (b) is duly qualified or otherwise authorized to do business and is in good standing in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets, and the conduct of its business requires it to be so qualified or otherwise authorized, except where the failure to be so qualified or otherwise authorized would not have a Seller Material Adverse Effect.

4.2. Authority. Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and the Transaction Documents and the consummation

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of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller, and no other corporate proceedings on the part of Seller are necessary to authorize the execution, delivery and performance by Seller of this Agreement and the Transaction Documents or to consummate the transactions contemplated hereby or thereby. This Agreement and the Transaction Documents have been duly executed and delivered by Seller, and will be duly executed and delivered by Seller, and, assuming due authorization and delivery by Purchaser, this Agreement and the Transaction Documents constitute valid and binding obligations of Seller enforceable against Seller in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

4.3. No Conflict; Government Authorizations.

(a) Except as set forth in Section 4.3(a) of the Disclosure Schedule, the execution and delivery of this Agreement and the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby shall not (with or without notice or lapse of time, or both), conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Encumbrance (except for Permitted Encumbrances) upon any of the Purchased Assets under (i) the certificate of incorporation, by-laws, or other organizational or governing documents of Seller, (ii) any Assumed Contract or (iii) subject to the matters described in Section 4.3(b), Law applicable to the Purchased Assets, other than in the case of (ii) or (iii) above, any such conflicts, violations, defaults, rights or Encumbrances that would not have a Seller Material Adverse Effect.

(b) Except as set forth in Section 4.3(b) of the Disclosure Schedule, no material consent of, or registration, declaration, notice or filing with, any Governmental Authority is required to be obtained or made by Seller in connection with the execution, delivery and performance of this Agreement and the Transaction Documents or the consummation of the transactions contemplated hereby and thereby, other than those that, if not made or obtained, individually or in the aggregate, would not materially hinder or materially delay the Effective Date or not result in a Seller Material Adverse Effect.

(c) Except as set forth in Section 4.3(c) of the Disclosure Schedule, no Assumed Contract prohibits either (i) Seller’s assignment or delegation of such Assumed Contract, or (ii) Seller’s assignment or delegation of its rights, interests or obligations under such Assumed Contract, in each case, in whole or in part, by operation of Law or otherwise.

4.4. Legal Proceedings. Except as set forth in Section 4.4 of the Disclosure Schedule, there are no claims, actions, suits, investigations or proceedings pending or, to the Knowledge of Seller, threatened in writing against Seller (but in each case, only with respect to the Purchased Assets or Licensed Intellectual Property) by or before any Governmental Authority.

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4.5. Assumed Contracts. Seller is not in material breach of or default under any Assumed Contract. Seller has not received any written notice or claim of material default under any Assumed Contract or any written notice of an intention to terminate, not renew or challenge the validity or enforceability of any such Assumed Contract. Seller has Made Available to Purchaser true and complete copies of each Assumed Contract, including all material amendments thereto. Except as set forth in Section 4.5 of the Disclosure Schedule, Seller has not posted any surety bond or letter of credit with respect to the Purchased Assets or Licensed Products.

4.6. Taxes.

(a) Seller has duly and timely filed all Tax Returns relating to the Purchased Assets or Licensed Products required to be filed by it (taking into account all applicable extensions) with the appropriate taxing authority. All such Tax Returns are complete, true and correct in all material respects as they relate to the Purchased Assets or Licensed Products. Seller has paid all Taxes shown on such Tax Returns that specifically relate to the Purchased Assets or Licensed Products on a timely basis.

(b) There are no material Encumbrances for Taxes upon any of the Purchased Assets, except for Encumbrances for Taxes not yet due and payable.

4.7. Personal Properties. Seller has all of the rights, title and interest to the Inventory and Equipment included in the Purchased Assets free and clear of any Encumbrances, other than Permitted Encumbrances.

4.8. No Brokers. Neither Seller nor any of its Affiliates, officers, employees or agents has employed, retained or engaged any broker or finder or incurred any Liability for any brokerage, finder’s or similar fees or commissions with respect to this Agreement or the transactions contemplated by this Agreement.

4.9. Rights to Licensed Intellectual Property. To the Knowledge of Seller, (a) Seller owns the Licensed Intellectual Property or has the right to grant the licenses granted herein; (b) the Licensed Intellectual Property is not subject to any lien, encumbrance, security interest, or adverse claim of any nature; and (c) there is no legal action pending or threatened, against Seller that challenges the ownership of the Licensed Intellectual Property or claims that the Licensed Products infringe the Intellectual Property rights of any third party. Without limiting the generality of the foregoing, and except as otherwise expressly set forth in Article 2, the Licensed Intellectual Property is being delivered on as “AS IS, WHERE IS” basis subject to actual availability, in the data format existing and used by Seller as of the Effective Date, which may include paper and electronic formats.

4.10. Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Article 4, Seller does not make any representation or warranty, express or implied, at Law or in equity (including with respect to merchantability or fitness for any particular purpose,

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title, noninfringement or any warranty arising out of course of dealing or trade usage), with respect to Seller or its financial condition or any of its assets (including the Purchased Assets and Licensed Intellectual Property), Liabilities or operations, or its past, current or future profitability or performance or any other matter, and Seller specifically disclaims any such other representations or warranties. Purchaser hereby acknowledges and agrees that, except to the extent specifically set forth in this Article 4, Purchaser is purchasing the Purchased Assets on an “AS IS, WHERE IS” basis.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller that, as of the Effective Date:

5.1. Corporate Status. Purchaser is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Purchaser (a) has all requisite power and authority to carry on its business as it is now being conducted, and (b) is duly qualified or otherwise authorized to do business and is in good standing in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified or otherwise authorized, except where the failure to be so qualified or otherwise authorized would not have a Purchaser Material Adverse Effect.

5.2. Authority. Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby or thereby. The execution, delivery and performance by Purchaser of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance by Purchaser of this Agreement and the Transaction Documents or to consummate the transactions contemplated hereby or thereby. This Agreement and the Transaction Documents have been duly executed and delivered by Purchaser, and, assuming due authorization and delivery by Seller, this Agreement and the Transaction Documents constitute valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

5.3. No Conflict; Required Filings.

(a) The execution and delivery of this Agreement and the Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby shall not (with or without notice or lapse of time, or both), conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any

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obligation or to loss of a benefit under, or result in the creation of any material Encumbrance upon any of the properties or assets of Purchaser under, any provision of (i) the certificate of incorporation, by-laws or other organizational or governing documents of Purchaser, (ii) any material Contract to which Purchaser is a party or by which it is bound or (iii) any Governmental Order or, subject to the matters described in Section 5.3(b), Law applicable to Purchaser or its property or assets, other than, in the case of clauses (ii) and (iii) above, any such conflicts, violations, defaults, rights or Encumbrances that would not have a Purchaser Material Adverse Effect.

(b) No material consent of, or registration, declaration, notice or filing with, any Governmental Authority is required to be obtained or made by Purchaser in connection with the execution, delivery and performance of this Agreement and the Transaction Documents, or the consummation of the transactions contemplated hereby and thereby, other than those that, if not made or obtained, individually or in the aggregate, would not materially hinder or materially delay the Effective Date or result in a Purchaser Material Adverse Effect.

5.4. Legal Proceedings. There are no claims, actions, suits, investigations or proceedings pending or, to the Knowledge of Purchaser, threatened against Purchaser or any of its Affiliates or any of their respective properties before any Governmental Authority except as would not have a Purchaser Material Adverse Effect.

5.5. Sufficient Funds. Purchaser has sufficient funds to enable it to pay to Seller the Purchase Price as contemplated herein. Immediately following the Effective Date after giving effect to the transactions contemplated hereby, Purchaser will be Solvent. As used herein, “Solvent” means with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of Liabilities, including contingent Liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that shall be required to pay the probable Liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it shall, incur debts or Liabilities beyond such Person’s ability to pay such debts and Liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent Liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured Liability.

5.6. No Reliance.

(a) Purchaser is an informed and sophisticated purchaser and has engaged expert advisors who are experienced in the evaluation and purchase of the Purchased Assets and license of Licensed Products, and has had such access to the personnel and properties of Seller (but only in so far as it relates to the Purchased Assets and Licensed Products) as it deems necessary and appropriate to make such evaluation and purchase.

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(b) Purchaser acknowledges that it has conducted, to its satisfaction, an independent investigation and has agreed to purchase the Purchased Assets and license the Licensed Products based on its own inspection, examination and determination with respect to all matters and without reliance upon any representations, warranties, communications or disclosures of any nature other than those expressly set forth in Article 4 of this Agreement. Without limiting the foregoing, Purchaser disclaims any reliance on, (i) any information (in any form) made available to it or any of its agents, advisors, employees or representatives (collectively, “Representatives”) in “data rooms”, functional “break-out” discussions, oral or written responses to questions submitted on behalf of it or other communications between it or any of its Representatives, on the one hand, and Seller or any of its Representatives, on the other hand; (ii) any projections, estimates or budgets delivered to or made available to it or any of its Representatives, or which is made available to it or any of its Representatives after the date hereof, or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Seller or its Affiliates, or (iii) the accuracy or completeness of any other information with respect to the Purchased Assets or Licensed Products or the transactions contemplated by this Agreement or otherwise.

5.7. No Brokers. Neither Purchaser nor any of its Affiliates, officers, employees or agents has employed, retained or engaged any broker or finder or incurred any Liability for any brokerage, finder’s or similar fees or commissions with respect to this Agreement or the transactions contemplated by this Agreement.

5.8. Compliance with Laws. Purchaser represents, covenants and warrants to Seller that it shall perform its obligations under Article 2 in compliance with all Laws governing the subject matter of Article 2 including export Laws, rules and regulations.

5.9. Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Article 5, Purchaser makes no representation or warranty, express or implied, at Law or in equity, with respect to Purchaser, its Affiliates, its businesses or financial condition or any of their respective assets, Liabilities or operations or any other matter, and any such other representations or warranties are hereby expressly disclaimed.

ARTICLE 6

COVENANTS

6.1. Confidentiality; Access to Information. The Parties acknowledge that the information being Made Available to each other and their Affiliates (or their respective Representatives) is subject to the terms of a confidentiality agreement dated May 16, 2017, between Purchaser and Seller (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Effective Date, the Confidentiality Agreement will terminate; provided, however, that Purchaser acknowledges that its confidentiality obligations in the Confidentiality Agreement will terminate only with respect to information Made Available by Seller to Purchaser relating to the Purchased Assets. Purchaser hereby acknowledges that any and all other information provided or Made Available

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to it or its Affiliates (or their respective Representatives) by Seller or its Affiliates (or their respective Representatives) concerning Seller and its Affiliates shall remain subject to the terms and conditions of the Confidentiality Agreement after the Effective Date. Notwithstanding the foregoing, however, the Parties acknowledge that (i) the terms and conditions of Article 2, and (ii) any Licensed Technology or information, data and materials that Purchaser obtains from Seller, or Confidential Information Seller obtains from Purchaser, pursuant to Article 2, including Licensed Technology that is disclosed pursuant to the Transition Services Agreement, is subject to the terms of Section 2.2.

6.2. Publicity. Seller shall not, and shall not permit its Affiliates to, and Purchaser shall not, and shall not permit its Affiliates to, issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other Parties hereto, which approval shall not be unreasonably withheld or delayed, unless, in the reasonable judgment of Seller or Purchaser, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which Seller or Purchaser or any of its Affiliates lists its securities; provided that, to the extent required by applicable Law or by the rules of any stock exchange on which Seller or Purchaser or any of its Affiliates lists its securities, the Party intending to make such release or announcement shall use its commercially reasonable efforts consistent with such applicable Law or rule to consult with the other Party with respect to the text thereof and, provided further, that no Party shall be required to obtain consent pursuant to this Section 6.2 to the extent any proposed release or announcement includes information that has previously been made public without breach of the obligations under this Section 6.2.

6.3. Further Action. Seller and Purchaser shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions (within their respective control) necessary or appropriate to consummate the transactions contemplated by this Agreement provided that nothing in any Transaction Document shall obligate either party to incur any Liability (including any Liability for any transfer, consent or similar fee) in connection with obtaining any consent, approval or authorization required under any Contract, Permit or other instrument of the Licensed Product Line as a result of the transactions contemplated by this Agreement or any Transaction Document or required to maintain any such Contract, Permit or other instrument in full force and effect after the Effective Date. Without limiting the generality of the foregoing, from time to time after the date hereof, and for no further consideration, each of Seller and Purchaser shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other actions as may reasonably be necessary to appropriately consummate the transactions contemplated hereby, including (a) transferring back to Seller or its designated Affiliates any asset or Liability which was inadvertently transferred at the Effective Date, and (b) transferring to Purchaser any asset or Liability contemplated by this Agreement to be transferred to Purchaser at the Effective Date and which was not so transferred at the Effective Date. After the Effective Date, Purchaser and Seller shall use commercially reasonable efforts to cause (i) any Equipment exclusively used in the manufacture of Licensed Products to be transferred to Purchaser, notwithstanding any inadvertent omission of such Equipment from Schedule 1.1(a)(iii) and (ii) any Equipment not exclusively used in the manufacture of the Licensed Products to be transferred or retained by Seller, notwithstanding any inadvertent inclusion of such Equipment on Schedule 1.1(a)(iii).

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6.4. Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party hereto incurring such expenses. All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be borne solely by Purchaser, and Purchaser shall file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees. Purchaser shall pay all expenses relating to any consent, certification, permit or approval sought in connection with the transactions contemplated hereby.

6.5. Payments Received. Seller and Purchaser each agree that, after the date hereof, it shall hold and shall promptly transfer and deliver to the other Party, from time to time as and when received by it and in the currency received, any cash, checks with appropriate endorsements (using commercially reasonable efforts not to convert such checks into cash), or other property that they may receive after the date hereof which property belongs to the other Party, including any payments of accounts receivable and insurance proceeds, and shall account to the other Party for all such receipts. In the event of a dispute between the Parties regarding any Party’s obligations under this Section 6.5, the Parties shall cooperate and act in good faith to promptly resolve such dispute and, in connection with such cooperation, allow each other reasonable access to the records of the other relating to such disputed item.

6.6. Seller’s Marks. Except as expressly set forth herein, Purchaser, each of its Affiliates and its and their respective directors, officers, successors, assigns, agents, or Representatives shall not directly or indirectly use, in any fashion, including in signage, corporate letterhead, business cards, internet websites, marketing material and the like, or register or seek to register, in connection with any products or services anywhere in the world in any medium, any Intellectual Property that includes, is identical to or is confusingly similar to, any of the trademarks, service marks, domain names, trade names or other indicia of origin characterized as a Retained Asset including the HONEYWELL mark (collectively, “Seller’s Marks”), nor shall any of them challenge or assist any third party in opposing the rights of Seller in any such Intellectual Property anywhere in the world. In addition, and subject to the restrictions set forth herein, Seller hereby grants to Purchaser, and Purchaser hereby accepts, effective at the time of the Effective Date with respect to the Purchased Assets that are transferred to Purchaser at the Effective Date, a personal, nonassignable, nonexclusive, royalty-free transition license for three (3) months after the Effective Date: (a) to use the HONEYWELL mark on signage, marketing materials and other materials, in each case included in the Purchased Assets and Licensed Products as of the Effective Date and (b) to use the HONEYWELL mark in tools, dies and molds acquired by Purchaser hereunder which carry the HONEYWELL mark to be cast, struck or molded into inventory, and in the inventory resulting from such use. Notwithstanding the above, Purchaser shall phase out use of the HONEYWELL mark in such tools, dies and molds as soon as is reasonably practicable, and, in particular, shall if practicable remove the cast for such marks from each such tool, die or mold on the first occasion after the

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Effective Date whenever such tool, die or mold is refurbished. Such limited transition license shall terminate three (3) months after the Effective Date regardless of whether or not inventory branded with the HONEYWELL mark remains in inventory of Purchaser and regardless of whether any tool, die or mold has been refurbished. All use of Seller’s Marks as permitted hereunder shall inure solely to the benefit of Seller.

6.7. Bulk Sales Laws. Seller and Purchaser each hereby waive compliance by Seller with the provisions of the “bulk sales,” “bulk transfers” or similar Laws of any state.

6.8. Retention and Access to Records. Seller shall maintain for seven (7) years all records related to the Purchased Assets and Licensed Products that are required to be maintained by Seller under applicable Law or Seller’s written record retention policy, and from time to time upon reasonable request shall allow Purchaser access to same, the results of such access to be treated as Confidential Information.

6.9. Insurance. Commencing on the Effective Date and through the License Term, Purchaser, at its sole cost and expense, shall obtain and maintain in full force and effect a policy of insurance insuring against those risks customarily insured under comprehensive general liability policies, including contractual liability, in the amount of Five Million Dollars ($5,000,000). Within thirty (30) days of the Effective Date and thereafter at any time during the License Term, upon reasonable request, Purchaser shall furnish Seller with current certificates of insurance by the insurer.

6.10. Noncompetition.

(a) For a period of four (4) years from the Effective Date, Seller agrees that it will not directly or indirectly engage in the (1) manufacture, sale, import, export or distribution of Licensed Products and Improvements; or (2) repair and overhaul Licensed Products and Improvements , in each case in the Exclusive Licensed Field (the “Restricted Activities”); provided, however, that nothing in this Section 6.10 shall be deemed to limit in any way the conduct of the Excluded Licensed Product Lines , and such activities and business shall be excluded from the definition of Restricted Activities for all purposes related to this Agreement. In the event of any assignment of this Agreement pursuant to Section 8.6, the obligations of Seller under this Section 6.10 shall terminate.

(b) The restrictions set forth in this Section 6.10 shall not be construed to prohibit or restrict Seller or its Affiliates from acquiring any Person or business that engages in the Restricted Activities, provided that (i) the engagement in such Restricted Activities do not constitute the principal part of the activities of the Person or business to be acquired (based on total revenues expressed in United States dollars or calculated in United States dollars utilizing the relevant and then applicable current foreign exchange rate, of all sales of such Person or business during the consecutive four (4) full calendar quarters immediately preceding the effective date of acquisition of such Person or business) or (ii) if the Restricted Activities constitute in excess of forty percent (40%) of the revenues of the Person or business acquired, Seller shall (1) promptly provide written notice to Purchaser after its acquisition of such Person or business and (2) use its commercially reasonable efforts to divest that portion of the Person or business that engages in the Restricted Activities within twelve (12) months after its acquisition of such Person or business.

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(c) Notwithstanding this Section 6.10, if Article 2 (License) is terminated before the second anniversary of the Effective Date, Seller’s noncompetition obligation set forth in this Section 6.10 shall be terminated and of no further force and effect.

(d) Notwithstanding anything to the contrary in this Agreement (or the Transaction Documents), this Section 6.10 shall not apply (i) to any business or operations of Seller or any of its Affiliates which are transferred to any third party after the date hereof, (ii) any subsidiaries of Seller the stock of which is transferred to any third party after the date hereof, (iii) any affiliate of Seller who becomes an affiliate as a result of a change in control of Seller or (iv) any acquisition of securities by Seller’s (or any of Seller’s Affiliate’s) pension trust or similar employee benefit plan investment vehicle, provided that any securities acquired shall be held for investment purposes only and such benefit plans comply with the Employee Retirement Income Security Act of 1974 requirements as to the independence of investment decisions.

(e) “Excluded Licensed Product Lines” means

(i) the procurement, distribution or resale of Licensed Products in connection with Seller contracts, projects or products that include as components or for Seller internal use;

(ii) the licensing of Intellectual Property to third parties for use other than in the Exclusive Licensed Field;

(iii) SPS Printer business; or

(iv) the performance of any Retained Contract to the extent such Retained Contract has not been assigned by Seller to Purchaser pursuant to Section 1.1(d) hereto.

6.11 Non Disparagement. During the term of the non-complete, the parties agree that they have not and shall not make or otherwise communicate any disparaging or derogatory comments, whether in writing or by spoken word and whether or not they are considered by the party to be true, concerning another party to this Agreement. Seller agrees to issue a communication to the employees in relevant Aerospace businesses with guidance to not disparage the Licensed Product, however, employees will be able to compare Licensed Product with a Seller product based on features and functionality. Such communication will be shared with Purchaser.

6.12 Seller Encumbrances. If, during the term of the Royalty Period, Purchaser becomes aware of an existing Encumbrance on the Purchased Assets or Licensed Products that existed or was created prior to the Effective Date, Seller shall use its commercially reasonable efforts to obtain releases of such Encumbrance relating to the Purchased Assets or Licensed Products. Seller shall cooperate with Purchaser to obtain releases of such Encumbrances and shall deliver to and execute all documents reasonably requested by Purchaser in order to release such Encumbrance.

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ARTICLE 7

SURVIVAL; INDEMNIFICATION

7.1. Survival of Representations, Warranties and Agreements. The representations and warranties of the Parties contained in Articles 4 and 5 shall, subject to the proviso to this sentence, terminate on the date that is fifteen (15) months after the date hereof; provided, however, that the representations and warranties contained in Section 4.2 (Authority), Section 4.8 (No Brokers), Section 4.10 (Disclaimer of Other Representations and Warranties), Section 5.2 (Authority), Section 5.6 (No Reliance). Section 5.7 (No Brokers) and Section 5.9 (Disclaimer of Other Representations and Warranties) shall survive the applicable statute of limitations with respect to such matters. All covenants and agreements contained herein which by their terms contemplate actions or impose obligations following the date hereof shall survive the date hereof and remain in full force and effect in accordance with their terms. The period of time a representation or warranty or covenant or agreement survives the Effective Date pursuant to this Section 7.1 shall be the “Survival Period” with respect to such representation or warranty or covenant or agreement. In the event notice of any claim for indemnification under this Article 7 shall have been given within the applicable Survival Period and such claim has not been finally resolved by the expiration of such Survival Period, the representations or warranties or covenants or agreements that are the subject of such claim shall survive, but only to the extent of and in the amount of the claim as made prior to the expiration of the Survival Period, until such claim is finally resolved. No Party shall be entitled to indemnification hereunder for any breach of a representation or warranty unless the notice of claim is given prior to the date on which such representation or warranty expires.

7.2. Indemnification. Subject to the terms, conditions and limitations set forth in this Article 7, from and after the date hereof:

(a) Seller shall indemnify and hold harmless Purchaser and its Affiliates and each of their respective officers, directors, members, partners, managers and employees (collectively, the “Purchaser Indemnified Parties”) from and against any Losses that are imposed on or incurred by the Purchaser Indemnified Parties arising out of (i) any breach of any representation or warranty made by Seller in Article 4, as modified by the Disclosure Schedule; for the avoidance of doubt, any “material” or “materiality” limitations or qualifications shall be given full effect in the representations and warranties, (ii) any failure to perform any covenant or agreement of Seller set forth in this Agreement, (iii) all Liabilities arising out of or relating to warranty or product recall claims (as submitted through the process and calculated by terms provided in Schedule 7.2(a) (the “Warranty Repair Terms”) with respect to Licensed Products to the extent a product against which a warranty or recall claim is made was sold or repaired prior to the Effective Date, up to a maximum amount indemnified of Two hundred and seventy thousand US dollars ($270,000), (iv) all Liabilities arising out of or relating to third party tort claims of product liability that are brought in respect of any fact, event or circumstance that arises prior to the Effective Date and is related to any Purchased Asset or Licensed Product;

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provided that any claim by Purchaser under Section 7.2(a)(iii) may only be brought within twenty-four (24) months and any claim by Purchaser under Section 7.2(a)(iv) may only be brought within thirty-six (36) months following the Effective Date and in each case thereafter Purchaser shall be responsible for any Liability with respect to such matters, except to the extent such Liability is an Excluded Liability, (v) all Excluded Liabilities, (vi) until 12 months after the Effective Date, all Liabilities arising out of or relating to the design that directly results in the Licensed Products being out of specification or requiring recertification or (vii) Liability for a third party claim of breach of an Additional Assumed Contract for failure to obtain consent required by such Additional Assumed Contract in an assignment term or subcontracting term in such Additional Assumed Contract, which assignment or subcontracting term does not state that consent may be not be unreasonably withheld by such third party or does not state that consent is not required in connection with a sale or transfer of all or substantially all of the product line, assets or business to which it pertains (or substantially similar language). Notwithstanding the foregoing, Seller shall have no obligations under Sections 7.2(a)(iii) or (iv) after any assignment of this Agreement pursuant to Section 8.6.

(b) Purchaser shall indemnify and hold harmless Seller and its Affiliates and each of their respective officers, directors, members, partners, managers and employees (collectively, the “Seller Indemnified Parties”) from and against any Losses that are imposed on or incurred by Seller Indemnified Parties arising out of (i) any breach of any representation or warranty made by Purchaser in Article 5; for the avoidance of doubt, any “material” or “materiality” limitations or qualifications shall be given full effect in the representations and warranties, (ii) any failure to perform any covenant or agreement of Purchaser set forth in this Agreement, (iii) the Assumed Liabilities, (iv) the ownership, use and possession of the Purchased Assets on or after the Effective Date or (v) Purchaser’s, its permitted sublicensees’, or their respective Affiliates, Representatives, distributors, contractors or customers’ (A) manufacture, sale, import, export, advertising, marketing or distribution of the Licensed Products or Improvements including but not limited to any claim that such use, manufacture, sale, import, export, marketing, advertising or distribution infringes or misappropriates any Intellectual Property right of a third party.

7.3. Indemnification Procedures.

(a) In order for a Party (the “Indemnified Party”) to be entitled to any indemnification provided for under this Article 7 in respect of a claim made against the Indemnified Party by any Person who is not a party to this Agreement (a “Third-Party Claim-”), such Indemnified Party must notify the indemnifying Party hereunder (the “Indemnifying Party”) in writing of the Third-Party Claim promptly following receipt by such Indemnified Party of notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly following the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim, other than those notices and documents separately addressed to the Indemnifying Party.

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(b) The Indemnifying Party shall have the right to defend against, negotiate, settle or otherwise deal with any Third-Party Claim which relates to any Losses indemnifiable hereunder and to select counsel of its choice; provided that, unless otherwise expressly agreed in writing by the Indemnified Party, the Indemnifying Party shall only be entitled to control the defense of the Third Party Claim if the Indemnifying Party shall acknowledge in writing its obligation to indemnify the Indemnified Party for any and all Losses thereto (subject to all the provisions set forth in this Agreement). If the Indemnifying Party is not entitled to as a result of the previous sentence, or does not within ten (10) days of its receipt of notice of a Third-Party Claim pursuant to Section 7.3(a) elect to defend against or negotiate any Third-Party Claim which relates to any Losses indemnifiable hereunder, the applicable Indemnified Party may defend against, negotiate, settle or otherwise deal with such Third-Party Claim. If the applicable Indemnified Party defends any Third-Party Claim, then the Indemnifying Party shall promptly reimburse the applicable Indemnified Party for the reasonable actual, documented costs and expenses of defending such Third-Party Claim upon submission of periodic bills. If the Indemnifying Party assumes the defense of any Third-Party Claim, the applicable Indemnified Party may participate, at its own expense, in the defense of such Third-Party Claim; provided, however, that such applicable Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the applicable Indemnified Party, a conflict or potential conflict exists between the applicable Indemnified Party and the Indemnifying Party that would make such separate representation advisable; provided, further, that the Indemnifying Party shall not be required to pay for more than one (1) such counsel for all Indemnified Parties in connection with any Third-Party Claim.

(c) If the Indemnifying Party chooses to defend or prosecute a Third-Party Claim, the Indemnified Party shall (and shall cause the applicable Indemnified Parties to) cooperate in the defense or prosecution thereof. If the Indemnifying Party assumes the defense of a Third-Party Claim, the other Party shall (and shall cause the applicable Indemnified Parties to) agree to any settlement, compromise or discharge of a Third-Party Claim that the Indemnifying Party may recommend and that (i) involves only money damages, (ii) by its terms obligates the Indemnifying Party (or its Affiliates) to pay the full amount of the Liability in connection with such Third-Party Claim, (iii) does not require any payment or other action by, or impose any obligation or restriction on, any Indemnified Party, and (iv) releases all Indemnified Parties in connection with such Third-Party Claim, and in all other cases the Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed) provided however that in no event shall Purchaser agree to any settlement, compromise or discharge of any Third-Party Claim brought pursuant to Section 7.2(b)(v), or that imposes any obligation or restriction on any Seller Indemnified Party with respect to the Licensed Intellectual Property, without the prior written consent of Seller. If the Indemnifying Party elects not to assume the defense of a Third-Party Claim, the applicable Indemnified Parties shall not admit any Liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party’s prior written consent (which shall not be unreasonably withheld or delayed).

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(d) In the event any Indemnified Party should have a claim against any Indemnifying Party under this Article 7 that does not involve a Third-Party Claim, the Indemnified Party shall deliver notice of such claim to the Indemnifying Party promptly following the Indemnified Party becoming aware of the same. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any Liability that it may have to such Indemnified Party under this Article 7, except to the extent that the Indemnifying Party has been actually and materially prejudiced by such failure.

(e) The Indemnified Party shall take, and shall cause its respective Affiliates to take, all reasonable steps to mitigate or otherwise minimize any Losses that form the basis of a claim for indemnification under this Article 7.

(f) An Indemnifying Party making any indemnification payment under this Article 7 shall be subrogated to all rights of the applicable Indemnified Party in respect of any Losses indemnified by such party.

(g) For the avoidance of doubt, the Indemnified Party shall notify the Indemnifying Party with respect to any claim as to which indemnification is sought hereunder even though the amount thereof plus the amount of other claims previously notified by the Indemnified Party in aggregate is less than the Threshold Amount.

7.4. Indemnification Limitations.

(a) Notwithstanding anything to the contrary contained in this Agreement, in no event shall Seller be liable for indemnification pursuant to Section 7.2(a)(i) unless and until the aggregate amount of all Losses with respect to Section 7.2(a)(i) that are imposed on or incurred by the Purchaser Indemnified Parties exceeds One Hundred Fifty Thousand Dollars ($150,000.00) (the “Threshold Amount”), in which case the Purchaser Indemnified Parties shall be entitled to indemnification for all Losses in excess of the Threshold Amount; provided, however, that the limitation set forth in this sentence shall not apply with respect to any claim for indemnification in respect of any breach of Sections 4.1 (Corporate Status) and 4.2 (Authority) (each, a “Seller Fundamental Representation and Warranty”). Notwithstanding the foregoing, Seller shall not be liable for indemnification with respect to any Loss by the Purchaser Indemnified Parties hereunder of less than Two Thousand Five Hundred Dollars ($2,500.00) (each, a “De Minimis Loss”) and all such Losses shall be disregarded and shall not be aggregated for purposes of the Threshold Amount; provided, however, that the limitations set forth in this sentence shall not apply with respect to any claim for indemnification in respect of any Seller Fundamental Representation and Warranty, Liabilities arising out of or relating to warranty or product recall claims covered under 7.2(a)(iii), or Permitted Encumbrances.

(b) Notwithstanding anything to the contrary contained in this Agreement, in no event shall Purchaser be liable for indemnification pursuant to Section 7.2(b)(i) unless and

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until the aggregate amount of all Losses with respect to Section 7.2(b)(i) that are imposed on or incurred by the Seller Indemnified Parties exceeds Threshold Amount, in which case the Seller Indemnified Parties shall be entitled to indemnification for all Losses in excess of the Threshold Amount; provided, however, that the limitation set forth in this sentence shall not apply with respect to any claim for indemnification in respect of any breach of Sections 5.1 (Corporate Status) and 5.2 (Authority) (each, a “Purchaser Fundamental Representation and Warranty”). Notwithstanding the foregoing, Purchaser shall not be liable for indemnification under Section 7.2(b)(i) with respect to any Loss by the Seller Indemnified Parties hereunder of less than the De Minimis Loss and all such Losses shall be disregarded and shall not be aggregated for purposes of the Threshold Amount; provided, however, that the limitations set forth in this sentence shall not apply with respect to any claim for indemnification in respect of any Purchaser Fundamental Representation and Warranty, royalty payment shortfalls or audit findings.

(c) Notwithstanding anything to the contrary contained in this Agreement, in no event shall Seller be required to make payments for indemnification or have any other Liability or obligation pursuant to this Agreement in an aggregate amount in excess of One Million Five Hundred Thousand US Dollars ($1,500,000); provided, however, that the limitations set forth in this sentence shall not apply with respect to any claim in respect of any Seller Fundamental Representation and Warranty or matters relating to fraud by Seller.

(d) Notwithstanding anything to the contrary contained in this Agreement, in no event shall Purchaser be required to make payments for indemnification or have any other Liability or obligation pursuant to this Agreement in an aggregate amount in excess of Five Million US Dollars ($5,000,000); provided, however, that the limitations set forth in this sentence shall not apply with respect to any claim in respect of any Purchaser Fundamental Representation and Warranty, matters relating to fraud by Purchaser, Purchaser’s failure to fulfill its payment obligations under this Agreement or the Transition Services Agreement, Purchaser’s obligations of indemnity under 7.2 for Assumed Contracts and Retained Interests, or Purchaser’s material breach of the Transition Services Agreement.

(e) In calculating amounts payable to an Indemnified Party hereunder, the amount of any indemnified Losses shall be determined without duplication of any other Loss for which an indemnification claim has been made or could be made under any other representation, warranty, covenant, or agreement and shall be computed net of (i) amounts recoverable by the Indemnified Party under indemnification agreements or arrangements with third parties or under any insurance policy of Seller relating to the period prior to the date hereof with respect to such Losses (each, a “Collateral Source”), and (ii) any actual prior recovery by the Indemnified Party from any Person with respect to such Losses. In the event of any indemnification claim paid, Seller may, in its sole discretion, require any Indemnified Party to grant to Seller an assignment of the right of such Indemnified Party to assert a claim against any Collateral Source. If the amount to be netted hereunder from any payment required under Article 7 is determined after payment of any amount otherwise required to be paid to an Indemnified Party under this Article 7 the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that such Indemnifying Party would not have had to pay pursuant to this Article 7 had such determination been made at the time of such payment.

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(f) Except for (i) claims arising under an allegation of breach by Purchaser of the license provisions set forth in Section 2.1, (ii) claims arising under an allegation of breach of the obligations by Purchaser or Seller regarding Confidential Information set forth in Section 2.2, or (iii) claims relating to Purchaser’s obligations of indemnity under 7.2 for Assumed Contracts and Retained Interests and subject to the other provisions of this Section 7.4, but notwithstanding any other provision of this Agreement, in no event shall Seller or Purchaser be liable for any punitive damages or any special, incidental, indirect or consequential damages of any kind or nature (including lost profits, damages resulting from business interruption or any damages, losses that are imposed on or incurred by any customers of Purchaser or any other third party that does business with Purchaser, or losses arising out of the operation or use of the Licensed Intellectual Property, including the infringement of third party Intellectual Property rights by the Licensed Products or the use or inability to use any Licensed Intellectual Property), or any diminution in value or losses based upon any multiplier of earnings or any other valuation metric, regardless of the form of action through which such damages are sought.

(g) Notwithstanding anything else contained in this Agreement to the contrary, except in the case of fraud or with respect to any equitable remedies, indemnification pursuant to the provisions of this Article 7 shall be the sole and exclusive remedy of the parties with respect to any and all claims arising out of or in connection with this Agreement and the transactions contemplated hereby, including in respect of any misrepresentation or breach of any warranty, covenant or other provision contained in this Agreement or in any certificate delivered pursuant hereto. All payments made pursuant to this Article 7 shall be deemed to be adjustments to the Purchase Price.

(h) An Indemnifying Party shall not be liable under this Article 7 for any Losses relating to any matter to the extent that the amount of such matter is reflected in the inventory adjustment under Section 1.5.

(i) The obligations of the Indemnifying Party to provide indemnification under this Article 7 shall be terminated, modified or abated as appropriate to the extent that the underlying Loss, cause of action or other claim: (i) would not have arisen but for a voluntary act or failure to act that is carried out by or at the express written request of, or with the express written approval or concurrence of, or with the knowing assistance of, the Indemnified Party, (ii) is based, in whole or in part, on the fraud, bad faith or willful misconduct of the Indemnified Party or any of its Affiliates, (iii) is a Loss, cause of action or claim with respect to which the Indemnified Party or any of its Affiliates has taken action (or caused action to be taken) to accelerate the time period in which such matter is asserted or payable or (iv) is primarily a possible or potential Loss, cause of action or claim that the Indemnified Party believes may be asserted rather than a Loss, cause of action or claim that has, in fact, been filed of record against such Indemnified Party or paid or incurred by such Indemnified Party.

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(j) No Indemnified Party shall have a right to recover Losses hereunder in respect of any claim if such claim would not have arisen but for a change after the Effective Date in legislation or accounting policies or a change after the Effective Date in interpretation of applicable Law as determined by a court or pursuant to an administration rule making decision.

ARTICLE 8

MISCELLANEOUS

8.1. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) on the date of delivery if delivered personally, or by e-mail or facsimile, upon confirmation of receipt or (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or and shall be delivered personally sent by overnight courier or sent by e-mail, to the applicable Party at the following addresses or numbers (or at such other address or number for a Party as shall be specified by like notice):

if to Seller:

Honeywell International Inc.

Honeywell Intellectual Property International

115 Tabor Rd.

Morris Plains, NJ 07950

Attention: Vice President of Licensing

Agreement No.: Please reference agreement number shown on the front page with a mandatory copy to:

Honeywell International Inc.

Aerospace Licensing COE

21111 N 19th Ave, M/S 2Q38B4

Phoenix, AZ 85027

Attention: Vice President of Licensing

Agreement No.: Please reference agreement number shown on the front page if to Purchaser:

AstroNova, Inc.

600 East Greenwich Avenue

West Warwick, RI 02893

United States of America

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with a mandatory copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Attention:  Peter M. Rosenblum

E-mail:      PMR@foleyhoag.com

Fax:                (617) 832-7000

8.2. Certain Definitions; Interpretation. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first mentioned Person; provided that ownership, directly or indirectly, of at least 10% of the voting equity interests of a Person shall be deemed to constitute “Control” of such Person.

“Bill of Sale” means the bill of sale, assignment and assumption agreement in substantially the form attached hereto as Exhibit A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” shall mean any contract, agreement, lease, license, sales order, purchase order, indenture, note, bond, loan, instrument, lease, commitment or other arrangement or agreement that is binding on any Person or any part of its property under applicable Law.

“Control” (including the terms “Controlled,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

“Encumbrance” means any mortgage, lien, pledge, option, security interest, financing statement or other similar encumbrance whether or not of record.

“Excluded Liabilities” means any and all of the following Liabilities that arise prior to the Effective Date (i) under any employee plans or relating to payroll, workers’ compensation, unemployment benefits, pension benefits, employee stock option or profit sharing plans, health care plans, retention, severance, or change in control or benefits or any other employee plans or benefits of any kind for any employee or former employees or individuals who were at any time associated with the Licensed Product Line (whether or not they were employees or former employees), (ii) (A) relating to any federal, state, foreign or local Taxes for any pre-closing tax period, including any Taxes that are incurred in respect of or measured by (x) the sale of goods or services, (y) the income earned or realized on or prior to the Effective Date, or (z) any gain and/or income from the sale of the Purchased Assets or the transactions contemplated by this Agreement and/or the Transaction Documents), and (B) for or relating to any federal, state, foreign or local Tax Returns required to be filed with regard to the Tax liabilities described in clause (A) above, (including without limitation, any liabilities for or

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relating to the failure of any such Tax Returns (x) to be timely filed, (y) to be complete and accurate, or (z) to comply with all applicable Laws, (iii) under any obligations under Permitted Encumbrances related to the Licensed Product Line for the period prior to the Effective Date, (iv) relating to the use of or operations in any real property, building or other facility owned, leased or used by Seller associated with the Licensed Product Line, or (v) any payables of Seller, except for open purchase orders as set forth in Schedule 1.3(f) or any accrued expenses of Seller.

“Exclusive Licensed Field” means the Boeing 737 and Airbus A320 aircraft families.

“Governmental Authority” means any foreign or United States federal, state or local governmental, regulatory or administrative agency or any court.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Improvements” means enhancements, alterations, modifications, derivatives or changes to any of the Licensed Products made by or on behalf of Purchaser.

“Intellectual Property” means all (i) patents and applications therefor and all provisional applications, divisionals, reissues, re-examinations, extensions, continuations and continuations-in-part thereof, (ii) trademarks, trade dress, service marks, trade names, domain names, whether registered or unregistered, and pending applications to register the same, including all renewals thereof and all goodwill associated therewith, (iii) copyright, whether registered or unregistered, and pending applications to register the same, renewals and extensions in connection any such registrations, together with all translations thereof, (iv) know-how, (v) trade secrets, and (vi) mask works, utility and industrial models and applications therefor.

“Knowledge” (i) with respect to Seller, shall mean the actual knowledge, of the following individuals: Anthony Horvath, Lori Murphy, Jennifer Nelson, Hans Roth, and with respect to Section 4.9 only, Kurt Luther, and (ii) with respect to Purchaser, shall mean the actual knowledge of the following individuals: Greg Woods and Tom Carll.

“Law” means any law, statute, ordinance, rule or regulation of any Governmental Authority, or any binding agreement with any Governmental Authority binding upon a Person or its assets.

“Liability” means any liability, indebtedness, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, or otherwise.

“Licensed Intellectual Property” means the Licensed Patents and the Licensed Technology.

“Licensed Patents” means those patents and patent applications that cover Licensed Products and/or Licensed Technology identified on Schedule 8.2(a)(i).

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“Licensed Products” means only those items identified on Schedule 2.1(a)(i).

“Licensed Technology” means certain knowledge and information existing within Seller on the Effective Date, including but not limited to, data know-how, processes, methods, procedures, protocols, techniques, designs, drawings, specifications, manuals, testing and manufacturing protocols, customer lists, supplier lists, repair sheets, assembly and reassembly sheets, which Seller can grant the rights hereunder without permission of or payment to any third party, related to the manufacture, procurement, marketing, repair, overhaul and/or support of Licensed Products and Improvements, as set forth on Schedule 8.2(a)(ii).

“Licensed Territory” means worldwide.

“Losses” means, subject to Section 7.4, any losses, costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, damages and assessments.

“Made Available” means that the information referred to (i) has been actually delivered or communicated (whether by email transmission, electronically, including by view only access on a computer screen, or hand delivery) to Purchaser or to its outside legal counsel or (ii) has been actually delivered or communicated to Purchaser by certain customers of or employees engaged in the Licensed Product Line, including by certain key functional personnel so engaged, including personnel in the following areas: sourcing, engineering, manufacturing and production, contracting, customer and product support, finance and accounting, marketing, legal, and quality, in each case, at least one (1) day prior to the execution of this Agreement.

“Non-Exclusive Licensed Field” means any other aircraft platform not included in the Exclusive Licensed Field.

“Permit” means any permit, franchise, authorization, license or other approval issued or granted by any Governmental Authority.

“Permitted Encumbrances” means (i) mechanics’, carriers’, workmen’s, landlord’s, repairmen’s or other like Encumbrances arising or incurred in the ordinary course of business for amounts not yet delinquent or which are being contested in good faith by appropriate legal proceedings and (ii) imperfections of title, restrictions or encumbrances, if any, which imperfections of title, restrictions or other encumbrances do not, individually or in the aggregate, materially impair the continued use and operation of the specific assets to which they relate.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group.

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“Pre-Existing Agreements” means all license, distribution, component repair, and similar agreements between Seller and any third party in effect prior to the Effective Date pursuant to which Seller has granted to such third party a license or distribution right to the Licensed Products in the Exclusive Licensed Field, which agreements are set forth on Schedule 8.2(a)(iii).

“Purchaser Material Adverse Effect” means any material adverse change in or material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

“Seller Material Adverse Effect” means any change, effect or circumstance that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the Purchased Assets and Licensed Products taken as a whole.

“Senior Management Committee” means a committee comprised of four (4) members, with two (2) members being appointed by Seller and two (2) members being appointed by Purchaser. The initial members appointed by Seller shall be Michael Edmonds and Jennifer Nelson; the initial members appointed by Purchaser shall be Greg Woods and Tom Carll. Either Seller or Purchaser may change any of its representatives on the Senior Management Committee at any time with written notice to the other Party.

“Tax Return” shall mean any report, return or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return, or declaration of estimated Taxes.

“Taxes” shall mean any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additional to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, employment, unemployment, social security, unclaimed property, payroll, customs duties, transfer, license, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added.

“Transaction Documents” means this Agreement, the Bill of Sale and the Transition Services Agreement.

“Transition Services Agreement” means the transition services agreement in substantially the form attached hereto as Exhibit B.

8.3. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, Seller and Purchaser shall negotiate in good faith to modify this Agreement so as to affect their original intent as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

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8.4. Entire Agreement; No Third-Party Beneficiaries. This Agreement, including all exhibits and schedules attached hereto, the Transaction Documents and the Confidentiality Agreement, constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof, provided, however, that in the event of any conflict between the provisions of this Agreement and the Transition Services Agreement, such conflict shall be resolved by giving precedence to this Agreement (including all attachments, exhibits or schedules). Furthermore, this Agreement does not, and is not intended to, confer upon any Person (other than the Purchaser Indemnified Parties or Seller Indemnified Parties pursuant to Article 7) any rights or remedies hereunder.

8.5. Amendment; Waiver. This Agreement may be amended only in a writing signed by the Parties hereto. Any waiver of rights hereunder must be set forth in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive either Party’s rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

8.6. Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. Notwithstanding the foregoing, this Agreement shall not be assigned by any Party hereto by operation of Law or otherwise without the express written consent of each other Party, such consent not to be unreasonably withheld; provided, however the Agreement may be assigned by Purchaser in connection with the sale of its product line, division or business unit related to the Licensed Products or the merger or other sale of Purchaser.

8.7. Governing Law. Any and all claims, disputes or controversies in any way arising out of or relating to (a) this Agreement, (b) any breach, termination or validity of this Agreement, (c) the transactions contemplated hereby or (d) any discussions or communications relating in any way to this Agreement or transactions contemplated hereby (the “Transaction Matters”), and the existence or validity of any and all defenses to such claims, disputes or controversies, shall be governed and resolved exclusively by the Laws of the State of New York, notwithstanding the existence of any conflict of Laws principles that otherwise would dictate the application of any other state’s Law. Each Party irrevocably and unconditionally waives any right to object to the application of New York Law or argue against its applicability to any of the matters referenced in the immediately preceding sentence.

8.8. Dispute Resolution; Mediation; Jurisdiction.

(a) In the event of any dispute, controversy, or claim in any way arising out of or relating to the Transaction Matters (a “Dispute”), upon the written notice of either Party hereto, the Senior Management Committee shall attempt to negotiate a resolution of the Dispute. If the Senior Management Committee is unable for any reason to resolve a Dispute within thirty

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(30) days after the receipt of such notice the Dispute shall be submitted to mediation in accordance with Section 8.8(b) hereof. Notwithstanding the foregoing, if any Dispute, or any response to a Dispute, involves or relates to any Licensed Intellectual Property or a breach of Article 2 (an “IP Dispute”), then Seller may, in its sole discretion, elect to have such IP Dispute adjudicated before a court of competent jurisdiction and this Dispute Resolution section (Section 8.8) shall not be binding on either party with respect to such IP Dispute in its entirety or related dispute, including any portions of such IP Dispute that do not concern Intellectual Property rights.

(b) Any Dispute not resolved pursuant to Section 8.8(a) hereof shall, at the request of either Party hereto (a “Mediation Request”), be submitted to non-binding mediation in accordance with the then current CPR Mediation Procedure (the “Procedure”), except as modified herein. The mediation shall be held in New York, New York. The Parties shall have twenty (20) days from receipt by a Party of a Mediation Request to agree on a mediator. If no mediator has been agreed upon by the Parties within twenty (20) days of receipt by a Party (or parties) of a Mediation Request, then any Party may request (on written notice to the other Parties), that the CPR appoint a mediator in accordance with the Procedure. All mediation pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the Parties during such mediation shall be admissible for any purpose in any subsequent proceedings. No Party hereto shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other Party in the mediation proceedings or about the existence, contents or results of the mediation without the prior written consent of such other Party except in the course of a judicial or regulatory proceeding or as may be required by Law or requested by a Governmental Authority or securities exchange. Before making any disclosure permitted by the preceding sentence, the Party intending to make such disclosure shall give the other Party reasonable written notice of the intended disclosure and afford the other Party a reasonable opportunity to protect its interests. If the Dispute has not been resolved within sixty (60) days of the appointment of a mediator, or within ninety (90) days of receipt by a Party of a Mediation Request (whichever occurs sooner), or within such longer period as the parties may agree to in writing, then any Party may file an action on the Dispute in any court having jurisdiction in accordance with Section 8.8(c).

(c) Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York sitting in The City of New York and the courts of the United States of America located in The City of New York for any litigation arising out of or relating to this Agreement or the transactions contemplated hereby or any of the other transactions contemplated hereby (and agrees not to commence any litigation relating hereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 8.1 shall be effective service of process for any litigation brought against it in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby or any of the other transactions contemplated hereby in the courts of the State of New York sitting in The City of New York or the courts of the United States of America located in The City of New York and

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hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING IN ANY WAY TO TRANSACTION MATTERS.

8.9. Construction. The table of contents and headings of Articles and Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. When a reference is made in this Agreement to a Party or Parties, such reference is to Parties to this Agreement, unless otherwise indicated. When a reference is made in this Agreement to Articles, Sections, or Schedules, such reference is to an Article or a Section of, or Schedule to, this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be understood to be followed by the words “without limitation.”

8.10. Relationship of the Parties. Except as specifically provided herein, neither Party shall act or represent or hold itself out as having authority to act as an agent or partner of the other Party or in any way bind or commit the other Party to any obligations or agreement. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust, fiduciary relationship or other association of any kind, each Party being individually responsible only for its obligations as set forth in this Agreement. The parties’ respective rights and obligations hereunder shall be limited to the contractual rights and obligations expressly set forth herein on the terms and conditions set forth herein.

8.11. Counterparts. This Agreement and any amendment hereto may be executed simultaneously in one or more counterparts (including by facsimile or electronic .pdf submission and each facsimile or scanned signature shall be deemed a valid and binding signature of the executing Party), and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ASTRONOVA, INC. a Rhode Island corporation

By:	/s/ Gregory A. Woods
Name: Gregory A. Woods
Title: President & CEO

HONEYWELL INTERNATIONAL INC., a Delaware corporation

By:	/s/ Jennifer Nelson
Name: Jennifer Nelson
Title: Vice President, Licensing

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